SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

MBT Financial Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):
☒  No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
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Notice of Annual Meeting of Shareholders
May 6, 2010

To the Shareholders of MBT Financial Corp.:

The Annual Meeting of Shareholders of MBT Financial Corp will be held at the Monroe Bank & Trust headquarters at 10 Washington Street, Monroe, Michigan 48161 on Thursday, May 6, 2010, at 10:00 a.m. (local time), for the following purposes:

1.	Proposal One - To elect ten directors of MBT Financial Corp.

2.	Proposal Two – To act on a proposed amendment to the Articles of Incorporation to increase the total number of authorized shares of Common Stock from 30,000,000 to 300,000,000.

3.	Proposal Three – To act on a proposed amendment to the Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock.

4.
Proposal Four –  To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to adopt the proposed amendments to the Articles of Incorporation to increase the number of authorized shares of common stock and authorize a new class of preferred stock as set forth in Proposals Two and Three.

5.	To transact such other business as may properly come before the meeting or any adjournment of it.

Only shareholders of record at the close of business on March 15, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

By order of the Board of Directors,

H. Douglas Chaffin, President and
Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or follow the voting instructions for telephone voting.

Table of Contents

Date, Time and Place of the Annual Meeting	1
Introduction	1
Important Notice regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 6, 2010	1
General Information about the Meeting and Voting Securities and Procedures	1
Ownership of Voting Shares	5
Proposal One – The Election of Directors	7
Proposals Two and Three – The Proposals to Amend the Articles of Incorporation	10
Proposal Four – Provide the authority to adjourn the Annual Meeting	14
Corporate Governance	15
Audit Committee Report	21
Principal Accounting Firm Fees	22
Compensation Discussion and Analysis	22
Compensation Committee Report on Executive Compensation	32
Additional Information Regarding Compensation	33
Director Compensation	48
Director Independence and Related Party Transactions	52
Review, Approval or Ratification of Transactions with Related Persons	53
Section 16(a) Beneficial Ownership Reporting Compliance	53
Selection of Auditors	53
Other Business	54
Delivery of Documents to Shareholders Sharing an Address	54

MBT FINANCIAL CORP.
102 EAST FRONT STREET
MONROE, MICHIGAN 48161

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD MAY 6, 2010

Date, Time and Place of the Annual Meeting

The Annual Meeting of Shareholders of the Corporation will be held on Thursday, May 6, 2010, at 10:00 a.m., local time, at the Monroe Bank & Trust headquarters at 10 Washington Street, Monroe, Michigan 48161.

Introduction

This Proxy Statement is being furnished to shareholders of MBT Financial Corp. (“MBT” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment of the meeting, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”).  It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about March 26, 2010.

At the Annual Meeting, shareholders of the Corporation will be asked to elect ten directors; to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 300,000,000, to amend the Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock; and to grant management the authority to adjourn, postpone, or continue the annual meeting for the purpose of solicitation of additional proxies.

Important notice regarding the availability of Proxy Materials for the Shareholder Meeting to be Held on May 6, 2010

The Proxy Statement, Form 10-K for the year ended December 31, 2009, and the 2009 Annual Report to shareholders are available at www.proxyvote.com.

General Information about the Meeting and Voting Securities and Procedures

Who may vote at the meeting?
The Board of Directors has fixed the close of business on March 15, 2010 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting.  The transfer books of the Corporation will not be closed.  You are entitled to one vote for each share of common stock you held on the record date, including shares:

♦	held directly in your name; and
♦	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?
A majority of the Corporation’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business.  This is called a quorum.  On the record date there were 16,220,498 shares of the Corporation's common stock, without par value (“Common Stock”) outstanding, the holders of which are entitled to one vote per share.  Your shares are counted as present at the meeting if you:

♦	are present and vote in person at the meeting; or
♦	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.

Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

What is “Householding”?
Householding is a procedure approved by the SEC under which stockholders who have the same address and last name may receive only one copy of our Proxy Statement and Annual Report from a single broker, bank or other nominee, unless one or more of these stockholders notifies the broker, bank or other nominee that they wish to continue to receive individual copies.

At the present time, the Company does not “household” for any of our stockholders of record.

How may I obtain a separate set of proxy materials?
If you hold shares in street name, your broker, bank or other nominee may be delivering only one copy of our Proxy Statement and the MBT Annual Report to multiple stockholders of the same household who share the same address, and may continue to do so, unless your broker, bank or other nominee has received contrary instructions from one or more of the affected stockholders in the household. If you are such a beneficial holder, contact your broker, bank or other nominee directly in order to receive a separate set of our annual report and proxy materials.

If you are a record owner of our shares you may obtain additional copies of our annual report and proxy materials by contacting James E. Morr, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

You may also obtain a copy of the Proxy Statement, Form 10-K for the year ended December 31, 2009, and the Annual Report to Shareholders on the internet by entering the 12 digit control number on your proxy card at www.proxyvote.com, or at www.snl.com/irweblinkx/docs.aspx?iid=4056273

What proposals will be voted on at the meeting?

At the Annual Meeting there will be four proposals that will be voted on by the shareholders entitled to notice of and to vote.

1.      Proposal One – To elect ten directors to the board of directors of MBT.
2.      Proposal Two  – To act on a proposed amendment to the Articles of Incorporation to increase the total number of authorized shares of Common Stock from 30,000,000 to 300,000,000.
3.      Proposal Three - To act on a proposed amendment to the Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock.
4.      Proposal Four –  To grant management the authority to adjourn, postpone or continue the annual meeting for the purpose of solicitation of additional proxies.

Who is requesting my vote and proxy solicitation?
The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation and will be conducted primarily through the mail.  Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Corporation or its subsidiaries may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact.  The Directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses.  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Corporation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.
The Corporation has retained Morrow & Co., L.L.C., a proxy solicitation firm, to assist the Corporation in soliciting proxies. The corporation anticipates that the costs of Morrow & Co., L.L.C.’s services will be approximately $10,000.

How many votes are required to approve each proposal?

To approve the three proposals, the following proportion of votes is required:

Item	Vote Required

Election of directors	Directors are elected by a plurality of the votes cast at the Annual Meeting

Amendment to the Articles of Incorporation to increase the number of shares of authorized common stock	Approval of the majority of the outstanding shares entitled to vote at the Annual Meeting

Amendment to the Articles of Incorporation to authorize the issuance of preferred stock	Approval of the majority of the outstanding shares entitled to vote at the Annual Meeting

Adjournment, Postponement or Continuation of the Annual Meeting	Approval of the majority of the votes cast at the Annual Meeting

Many of the Corporation's shareholders hold their shares in "street name"—in the name of a brokerage firm.  If you hold your shares in "street name," please note that only your brokerage firm can sign a proxy on your behalf.  The Board of Directors urges you to contact the person responsible for your account today, and instruct them to execute a proxy on your behalf for the annual meeting.

How are votes counted?
A shareholder may:

As to the election of directors:
♦	Vote “FOR” all of the nominees for director
♦	Withhold votes on all of the nominees for director
♦	Withhold votes for one or more nominees
♦	Abstain from voting
Because the election is directors is determined by a plurality, the nominees receiving the most votes “for” are elected.

As to Proposals Two and Three to amend the Articles of Incorporation and Proposal Four to adjourn the meeting to permit additional time to solicit proxies:
♦	Vote “FOR”
♦	Vote “AGAINST”
♦	Abstain from voting
Because Proposals Two and Three to amend the Articles of Incorporation of the Corporation require the affirmative vote of a majority of the outstanding shares to be approved, an abstention is equivalent to a vote “against” the proposals.  Proposal Four to permit the adjournment of the meeting to provide additional time to solicit additional proxies with regard to Proposals Two and Three, requires a majority of the votes cast to approve the proposal. As provided by the Michigan Business Corporation Act, an abstention is not a “vote cast,” and therefore an abstention from voting on Proposal Four is the equivalent of not voting at all and will have no effect on outcome of the passage of the proposal.

How does the Board recommend that I vote?
      The Board of Directors recommends that you vote “FOR” all of the director nominees listed in Proposal One. The Board also recommends that you vote “FOR” each of Proposals Two, Three and Four.

      In the absence of voting instructions, a valid proxy will be voted “FOR” the election of the management director nominees listed in this Proxy Statement, “FOR” Proposals Two and Three to amend the Articles of Incorporation, “FOR” Proposal Four to permit management to adjourn the meeting to solicit additional proxies, and in the discretion of the proxy committee for any other business that properly comes before the meeting.

How do I vote my shares without attending the meeting?
Whether you hold shares directly or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy as follows:

♦
By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card.  If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

♦	By Phone – You may vote by phone by calling 1-800-690-6903 and following the instructions given.
♦	By Internet – You may vote by internet at www.proxyvote.com.

Your vote by phone or internet is valid as authorized by the Michigan Business Corporation Act.

For shares held in street name, you should follow the voting instructions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet.  If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed.

How do I vote my shares in person at the meeting?
Even if you plan to attend the meeting, we encourage you to vote by mail or phone so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting:

♦	If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.
♦	If you hold your shares in street name, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring the proxy (for record holders) or proof of beneficial ownership (for street name holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity for admission to the meeting.

What does it mean if I receive more than one proxy?
It likely means you hold shares registered in more than one account.  To ensure that all of your shares are voted, sign and return each proxy.

May I revoke or change my vote?
Yes.  The proxy may be revoked at any time before it is voted by written notice to the Corporation prior to the start of the meeting, and any shareholder attending the meeting may vote in person whether or not he has previously submitted a proxy.  Written notices of revoked proxies may be directed to James E. Morr, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

When will the proxy and annual report be mailed to shareholders?
This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Corporation's shareholders on or about March 26, 2010.

Ownership of Voting Shares

The following table sets forth the beneficial ownership of the Corporation’s common shares by each of the Corporation’s directors and nominees for election as a director and the Corporation’s named executive officers, and the directors, nominees and executive officers as a group, as of March 15, 2010.

Name of Beneficial Owner	Common Shares Owned (1)		Percent of Class

Peter H. Carlton	60,000	(2)	*
H. Douglas Chaffin	143,000	(3)	*
Joseph S. Daly	45,827	(4)	*
Edwin L. Harwood	114,721	(5)	*

Thomas M. Huner	58,000	(6)	*

Name of Beneficial Owner	Common Shares Owned (1)		Percent of Class
Rocque E. Lipford	22,059	(7)	*
William D. McIntyre, Jr.	57,907	(8)	*
Scott E. McKelvey	50,235	(9)	*
Michael J. Miller	27,000	(10)	*
James E. Morr	135,501	(11)	*
Thomas G. Myers	67,151	(12)	*
Debra J. Shah	10,000	(13)	*
John L. Skibski	58,235	(14)	*
Philip P. Swy	16,647	(15)	*
Karen M. Wilson	5,500	(16)	*

All Directors, Nominees and Executive Officers as a Group (16 in group)	951,989		5.9%

* Ownership is less than 1% of the class.

(1)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.
(2)	Includes 56,000 shares subject to shared voting and investment power and 4,000 shares subject to options which are presently exercisable.
(3)	Includes 113,500 shares subject to options, which are presently exercisable and 2,500 shares which are restricted until December 31, 2011.
(4)	Includes 5,979 shares subject to shared voting and investment power and 39,848 share units issued under the director deferred compensation plan.
(5)
Includes 74,180 subject to shared voting and investment power and 39,541 shares owned by clients of Harwood Investment Strategies, LLC for which the director has investment authority and disclaims beneficial ownership.

(6)	Includes 14,131shares subject to shared voting and investment power and 4,000 shares subject to options which are presently exercisable.
(7)	Includes 277 shares subject to shared voting and investment power, and 7,407 shares subject to options which are presently exercisable.
(8)	Includes 7,407 shares subject to options, which are presently exercisable.
(9)	Includes 1,092 shares subject to shared voting and investment power, 41,735 shares subject to options, which are presently exercisable, and 2,500 shares which are restricted until December 31, 2011.
(10)	Includes 27,000 shares subject to shared voting and investment power.
(11)	Includes 72,001 shares subject to options, which are presently exercisable, and 2,500 shares restricted until December 31, 2011.
(12)	Includes 51,901 shares subject to options, which are presently exercisable, and 2,500 shares restricted until December 31, 2011.
(13)	Includes 4,000 shares subject to options, which are presently exercisable.
(14)	Includes 3,900 shares subject to shared voting and investment power, 42,735 shares subject to options, which are presently exercisable, and 2,500 shares restricted until December 31, 2011.
(15)	Includes 5,070 shares subject to shared voting and investment power and 7,093 shares subject to options, which are presently exercisable.
(16)	Includes 4,000 shares subject to options, which are presently exercisable.

As of March 15, 2010, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

Name and Address of Beneficial Owner	Common Shares Owned	Percent of Class

John F. Weaver 305 West Elm Avenue Monroe, Michigan 48162	900,100	5.5%

Proposal One: Election of Directors

The number of directors of the Corporation has been fixed at ten.  At the Annual Meeting, ten directors will be elected to a one-year term, to hold office until the annual meeting of shareholders in 2011, or until their successors shall be duly elected.

The nominees for election at the Annual Meeting are Peter H. Carlton, H. Douglas Chaffin, Joseph S. Daly, Edwin L. Harwood, Thomas M. Huner, Michael J. Miller, Debra J. Shah, John L. Skibski, Philip P. Swy, and Karen M. Wilson. Each of the nominees is currently a director of the Corporation.

Nominees

We have set forth below information about the nominees made by the Corporation’s Governance Committee for election to the Corporation's Board of Directors.

Name, Age, Principal Occupation for the Past Five Years, and Qualifications as a Director	Positions and Offices Held with the Corporation	Director Since

Peter H. Carlton, 61, is a Member of Cooley, Hehl, Wohlgamuth and Carlton, PLLC, a Certified Public Accounting firm. Mr. Carlton has been a certified public accountant since 1974, and as a member of a CPA firm for more than 30 years, he has significant financial knowledge. Due to his experience in preparing financial statements and conducting audits he serves as the Chairman of our Audit Committee and is the designated “financial expert”.	Director	2004

Name, Age, Principal Occupation for the Past Five Years, and Qualifications as a Director	Positions and Offices Held with the Corporation	Director Since

H. Douglas Chaffin, 54, is the President and Chief Executive Officer of MBT Financial Corp. and Monroe Bank & Trust. Mr. Chaffin has a long history of leadership roles in the banking industry, having served in an executive capacity with First Michigan Bank Corp and Huntington National Bank. He is also the Immediate Past Chairman of the Michigan Bankers’ Association and on the Government Relations Council of the American Bankers Association.	President, Chief Executive Officer and a Director	2004

Joseph S. Daly, 50, is the President and General Counsel of Daly Merritt Properties, Inc. and Assistant Dean of the University of Detroit Mercy School of Law. Mr. Daly has a vast background of experience in insurance, law, real estate, and banking obtained throughout his career, which has included service as a director of Charter National Bank and Charter One Bank.	Director	2003

Edwin L. Harwood, 55, has been a Member and Manager of Harwood Investment Strategies LLC, a registered investment advisory firm he formed in 2005. Prior to that he was the General Manager of Ed Harwood Buick-Pontiac Inc., an automotive retailer. Mr. Harwood’s financial experience includes a Bachelor of Arts degree in Financial Administration, and more than 25 years of experience managing an automotive retailer, including supervising the accounting function. He also has five years of professional investment experience.	Director	2009

Thomas M. Huner, 60, is the Owner of Thomas M. Huner Builders, a home building company. Mr. Huner has entrepreneurial business knowledge obtained by being a self employed building contractor for 29 years. He has in-depth knowledge of the home building industry and he has developed a strong knowledge of the company and the banking industry during his 10 years of service on our board.	Director	2000

Michael J. Miller, 61, is the Chief Executive Officer of Floral City Beverage Inc., a wholesale beer distributor. Mr. Miller has a broad based knowledge of business, having been the CEO of his company since 1982. In addition to his ten years of service on our board, he was a Director of Security Bank of Monroe and has served in leadership roles on numerous non-profit and trade related boards and committees.	Vice Chairman of the Board of Directors	2000

Name, Age, Principal Occupation for the Past Five Years, and Qualifications as a Director	Positions and Offices Held with the Corporation	Director Since

Debra J. Shah, 63, is the President of Sensational Beginnings, a catalog and internet retailer of children’s products. Mrs. Shah is an entrepreneur with over 21 years of experience as the President and owner of her company, a local business with national and international sales. She has experience in management, finance, and budgeting. She has also served as a board member of Mercy Memorial Hospital.	Director	2006

John L. Skibski, 45, is the Executive Vice President and Chief Financial Officer of MBT Financial Corp. and Monroe Bank & Trust. He is also a Director of the Federal Home Loan Bank of Indianapolis.

Mr. Skibski has an MBA degree in Finance and has the Certified Management Accountant and Certified in Financial Management designations from the Institute of Management Accountants. He has obtained extensive knowledge of bank investments, treasury management, and asset/liability management during his 24 year career with Security Bank of Monroe, First of America Bank, and Monroe Bank & Trust. He has also gained knowledge through his service on the Audit Committee of the Federal Home Loan Bank of Indianapolis.
	Executive Vice President, Chief Financial Officer and a Director	2008

Philip P. Swy, 56, is the President of Michigan Tube Swagers & Fabricators Inc., a hospitality table and chair manufacturer marketing as MTS Seating. Mr. Swy has obtained an extensive background of executive, marketing, and managerial experience in his career with MTS and its affiliated companies. He has also obtained a great deal of knowledge in banking in his 13 years of service as a Director and member of the Audit Committee	Director	1997

Karen M. Wilson, 65, has been the President of the Karen Colina Wilson Foundation since 2007. Prior to that she was the Chairman and Chief Executive Officer of Central Distributors of Beer, a wholesale beer distributor.

As President and CEO of Central Distributors, Ms. Wilson gained experience in strategic planning and financial analysis. Her financial background included supervision of the financial officer and prior to becoming president she was responsible for operations. Ms. Wilson has an extensive background of leadership in charitable organizations, and is currently a director for First Step, Downriver Council of Arts, Everybody Ready, and the Southern Wayne County Regional Chamber.
	Director	2005

Name, Age, Principal Occupation for the Past Five Years, and Qualifications as a Director	Positions and Offices Held with the orporation	Director Since

Non-continuing Directors
Rocque E. Lipford, 71, recently retired from his position Of Counsel to Miller Canfield Paddock and Stone. He also serves as a Director of La-Z-Boy, Inc.	Director	1981
William D. McIntyre, Jr., 74, is Chairman and LLC Manager of Allegra Network LLC, a franchisor of printing and sign businesses.	Chairman of the Board of Directors	1971

There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

The Board of Directors of MBT met seventeen times in 2009. In 2009, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

PROPOSALS TWO AND THREE:

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE ISSUANCE OF
PREFERRED STOCK

The Board has unanimously approved and recommended to MBT’s shareholders an amendment to MBT’s Articles of Incorporation to increase in the Corporation’s total number of authorized shares from 30,000,000 to 310,000,000, of which 270,000,000 of such increase is allocated to common shares and to authorize 10,000,000 shares of preferred stock, no par value per share (“Preferred Stock”), which may be issued by MBT in the future with such rights, preferences and designations as determined by the Board without further shareholder action. Currently, MBT has authorized capital of 30,000,000 shares designated as Common Stock. As of the record date there were 16,220,498 shares of Common Stock outstanding. The Corporation’s Articles of Incorporation currently do not authorize the issuance of preferred stock. If both Proposals Two and Three are approved, the Corporation will have 300,000,000 common shares authorized and 10,000,000 shares of Preferred Stock authorized, effective upon the filing of the amendment to the Articles of Incorporation. The full text of the proposed amendments to increase the authorized shares of common stock and to authorize issuance of preferred stock is set forth in the proposed Amendment to the Articles of Incorporation included herein as Appendix A ..

Voting on the Proposed Amendments to the Articles of Incorporation:  Proposals Two and Three

The proposed amendments to the Articles of Incorporation are voted on separately. Proposal Two is to approve the increase in common shares from 30,000,000 to 300,000,000.  Proposal Three is to authorize the issuance of up to 10,000,000 preferred shares.  In the event Shareholders approve only one of Proposals Two or Three, the appropriate form of the amendment to the Articles of Incorporation will be as set forth in Appendix A.

Purpose of Proposals Two and Three

The Board believes that the increase in authorized common shares would assure the Corporation has sufficient shares to undertake a potential significant common stock offering and to assure flexibility in the future. Having the authority to issue additional shares of Common Stock will avoid the possible delay and significant expense of calling and holding a special meeting of the shareholders to increase the authorized shares at a later date and will permit us to take advantage of other opportunities as they arise. In addition to providing the shares necessary for a significant common stock offering, we may also use the additional shares in connection with certain merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other corporate purposes.

The Board also believes that the availability of authorized and undesignated preferred stock will provide MBT with a capital structure better suited to meet its short- and long-term capital needs. MBT may consider issuing Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions. Although the Board presently contemplates no particular transaction involving the issuance of Preferred Stock, the Board believes it is advisable and in the best interest of MBT to authorize the issuance of Preferred Stock for the principal reason of providing greater flexibility in financing MBT’s continued operations.

The proposed amendment grants the Board the authority to issue shares of Preferred Stock in series with such rights (including voting, dividends and conversion), preferences and designations as it deems necessary or advisable without any action by MBT’s shareholders. This is commonly referred to as “blank check” preferred stock, which is available to and utilized by many corporations to satisfy their continuing capital requirements. The Preferred Stock would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board from time to time. These rights would include, but not be limited to (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the voting rights, if any, of shares of each class or series; and (v) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares of MBT, or other securities.

Having the authority to create equity instruments with any number of provisions will provide MBT with the greatest possible flexibility in connection with possible future actions, such as stock dividends, financings, mergers, acquisitions or other purposes. For example, the availability of Preferred Stock will permit the Board to negotiate the precise terms of an equity investment by creating a new series of Preferred Stock without incurring the cost and delay of obtaining shareholder approval. All 10,000,000 shares of Preferred Stock would be available for issuance without further action by the shareholders of MBT, and MBT does not intend to seek shareholder approval prior to the issuance of any Preferred Stock, unless otherwise required by law or by the rules and policies of the Nasdaq Global Market. This flexibility will permit MBT to take advantage of market conditions as they occur and put MBT in a better position to effectively negotiate with and satisfy the precise financial criteria of any investor in a timely manner.

Potential for Dilution to the Ownership of Existing Shareholders and Other Effects of Proposals Two and Three

If Proposal Two is approved, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. Because our common stock is traded on the NASDAQ Global Select Market, shareholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of the Corporation’s  then outstanding shares of common stock at a discount to the greater of book or market value of the Corporation in connection with a private financing or an acquisition or merger.  If the Corporation determines to issue shares of Common Stock pursuant to a public offering, no further authorization for the issuance of Common Stock by a vote of the Corporation’s  shareholders will be necessary under NASDAQ rules. Should the Corporation’s common shares cease to be listed on NASDAQ in the future for any reason, the Corporation would no longer be subject to NASDAQ’s shareholder approval requirements, including the requirement to seek shareholder approval of the issuance of greater than 20% of the Corporations then outstanding shares of common stock at a discount to the greater of book or market value of the Corporation’s common stock.

The additional Common Stock to be authorized by adoption of the proposed amendment to our Articles of Incorporation would have rights identical to our currently outstanding Common Stock. The proposed increase in the number of shares of Common Stock will not change the number of shares of stock outstanding; nor will it have any immediate dilutive effect or change the rights of current holders of our common stock. However, to the extent that the additional authorized shares are issued in the future, they may significantly dilute the percentage equity ownership of existing shareholders and, depending on the price at which they are issued, may also significantly dilute earnings and book value on a per share basis. The Corporation’s shareholders have no preemptive rights to subscribe for additional shares of Common Stock when issued, which means that current shareholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of the Corporation’s Common Stock.

 If Proposal Three is approved, the availability of undesignated Preferred Stock may have certain negative effects on the rights of MBT’s common shareholders. The actual effect of the issuance of any shares of Preferred Stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such Preferred Stock. The proposed amendment will permit the Board, without future shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that are superior to and could adversely affect the voting power or other rights of the holders of Common Stock. Specifically, MBT will be in a position to issue securities which would grant to the holders thereof preferences or priorities over the holders of Common Stock with respect to, among other things, liquidation, dividends and voting. This could result in holders of Common Stock receiving less in the event of a liquidation, dissolution or other winding up of MBT, reduce the amount of funds, if any, available for dividends on Common Stock, and dilute the voting power of the holders of Common Stock.

Possible Anti-Takeover Effects of Proposals Two and Three

Common Stock ..  The proposed increase in the authorized number of shares of Common Stock could, in some situations, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent management and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. For example, the issuance of the newly authorized shares of common stock could be used to discourage persons from attempting to gain control of the Corporation by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover situation, including by rendering a transaction proposed by such persons more costly, or by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some shareholders.

Preferred Stock ..  The authorized but unissued shares of Preferred Stock could also have anti-takeover effects. Under certain circumstances, any or all of the Preferred Stock could be used as a method of discouraging, delaying or preventing a change in control of MBT. For example, the Board could designate and issue a series of Preferred Stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of Common Stock or with rights and preferences that include special voting rights to veto a change in control. The Preferred Stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” For example, a class or series of Preferred Stock could be designated that would be convertible into Common Stock upon the acquisition by a third party of a specified percentage of MBT’s voting stock. Typically, under most shareholder rights plans, if a third party acquires 15% of a corporation’s voting stock, the shareholders of that corporation (other than the shareholder who purchased the more than 15% interest in the corporation) have the right to purchase shares of the common stock of the corporation at a discount to the market price. This results in dilution to a third party, both economically and in terms of its percentage ownership of the corporation’s shares. Accordingly, if the Amendment to the Articles of Incorporation to authorize issuance of preferred stock is adopted, the Board of Directors without further action by MBT’s shareholders would be able to implement a shareholder rights plan.

Use of the Preferred Stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by shareholders, even if such proposed actions would be beneficial to MBT’s shareholders. This could include discouraging bids for MBT even if such bid represents a premium over MBT’s then-existing trading price and thereby prevent shareholders from receiving the maximum value for their shares.

Other Anti-Takeover Provisions of MBT’s Charter Documents

Supermajority voting in mergers and consolidations .  MBT’s Articles of Incorporation presently contain a supermajority vote requirement in the event of a proposal to merge or consolidate the Corporation with any other corporation.  Under the provisions of the Michigan Business Corporation Act a merger or consolidation proposal may be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation, unless a higher percentage is required by law or the articles of incorporation.  Pursuant to Articles IV of MBT’s Articles of Incorporation the affirmative vote of at least two-thirds (66 2/3%) of the outstanding common shares of the Corporation are required to approve any merger or consolidation of the Corporation with any other corporation other than a controlled corporation.

Fair Price Act ..    Certain provisions of the Michigan Business Corporation Act, referred to as the Fair Price Act, establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a “business combination.” The Fair Price Act defines a “business combination” to include nearly any merger, consolidation, share exchange, sale of assets, stock issuance, liquidation, or reclassification of securities involving an “interested shareholder” or certain “affiliates” of an interested shareholder. An “interested shareholder” is generally any person who owns 10% or more of the outstanding voting shares of the Corporation. An “affiliate” is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others: (1) the purchase price to be paid for the shares of common stock in the business combination must be at least equal to the highest of either (a) the market value of the shares on the date that the business combination was announced or on the date that the interested shareholder first became an interested shareholder, whichever is higher, or (b) the highest per share price paid by an interested shareholder within the two-year period preceding the announcement of the business combination or in the transaction in which the shareholder first became an interested shareholder, whichever is higher; (2) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the Corporation except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends; and (3) at least five years have passed between the date the interested shareholder first became an interested shareholder and the date the business combination is completed. The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution before the time that the interested shareholder first became an interested shareholder.

Board Recommendation.

The Board believes that Proposals Two and Three will provide flexibility needed to meet corporate objectives and are in MBT’s best interest and stockholders’ best interest. If approved, MBT’s officers intend to promptly make appropriate filings and take any other action necessary to implement those Amendments to the Articles of Incorporation that are approved at the Annual Meeting.

MBT FINANCIAL CORP.’S BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE ISSUANCE OF PREFERRED STOCK AS SET FORTH IN PROPOSALS TWO AND THREE.

PROPOSAL FOUR:

ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF
THE ANNUAL MEETING

If at the Annual Meeting the number of shares of MBT’s common stock present or represented and voting in favor of Proposals Two and/or Three is insufficient for approval, MBT’s management may move to adjourn, postpone or continue the Annual Meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of Proposals Two and/or Three.

In this proposal, MBT is asking you to authorize the holder of any proxy solicited by its

Board of Directors to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments.  If MBT’s shareholders approve the adjournment, postponement or continuation proposal, MBT could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposals Two and/or Three, including the solicitation of proxies from the shareholders that have previously voted against such proposal or proposals.  Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the proposal or proposals have been received, MBT could adjourn, postpone or continue the Annual Meeting without a vote on Proposals Two and/or Three and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposals Two and/or Three.

The adjournment, postponement or continuation proposal requires that holders of more of MBT’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.  No proxy that is specifically marked AGAINST both Proposals Two and Three will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Annual Meeting to a later date.

MBT’s Board of Directors believes that if the number of shares of its common stock present or represented at the Annual Meeting and voting in favor of Proposals Two and/or Three is insufficient to approve the amendments, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve these proposals.

MBT FINANCIAL CORP.’S BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADJOURN, POSTPONE OR CONTINUE THE ANNUAL MEETING

Corporate Governance

Board Independence

The Board of Directors has determined that all current Directors and nominees have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and SEC rules, with the exception of (i) Mr. Chaffin, our Chief Executive Officer; (ii) Mr. Skibski, our Chief Financial Officer; and (iii) Joseph S. Daly.  The Board of Directors took into account the transactions disclosed under the caption Director Independence and Related Party Transactions appearing in this proxy.  In making this determination, the board has concluded that none of these members has a relationship which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Directors and nominees deemed independent by the Board of Directors are Peter H. Carlton, Edwin L. Harwood, Thomas M. Huner, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Debra J. Shah, Philip P. Swy, and Karen M. Wilson.

Board Meetings

During 2009, the board held a total of 17 meetings. Each director attended at least 75% of the total number of meetings of the board and of all committees on which he or she served. The

Corporation’s Corporate Governance Guidelines and Directors’ Policy requires that the board conduct at least one executive session per calendar quarter at which only non employee directors are present.  Neither the Board nor the Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting.  In 2009, all Directors except Ms. Wilson attended the Annual Meeting.

Board Committees

The board currently has, and appoints members to, three standing committees: the audit committee, the compensation committee and governance committee. Each member of these committees is independent as defined by applicable NASDAQ® and SEC rules. Each of the committees has a written charter approved by the board which may be found on the Corporation’s website at www.mbandt.com. The current members of the committees are identified below:

Director	Audit		Compensation		Governance
Peter H. Carlton	✓	(Chair)	✓		✓
Joseph S. Daly
Edwin L. Harwood			✓
Thomas M. Huner			✓	(Chair)	✓
Rocque E. Lipford					✓
William D. McIntyre, Jr.	✓				✓	(Chair)
Michael J. Miller	✓		✓		✓
Debra J. Shah			✓
Philip P. Swy	✓		✓
Karen M. Wilson

Audit Committee.  (Mr. Carlton, Chair, and Messrs. McIntyre, Miller, and Swy.)

The Audit Committee met six times during 2009. The Audit Committee serves in a multiple capacity as the Audit Committee of the Corporation and its subsidiaries Monroe Bank & Trust and MBT Credit Company, Inc. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors.  The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Corporation’s website at www.mbandt.com.  All members of the Audit Committee are outside directors as determined under the MBT Corporate Governance Guidelines & Directors’ Policy. In addition the Board has determined that all members meet the independence standards of Rule 4200(a)(15), the requirements of SEC Rule 10A-3(b)(1), and the qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Peter H. Carlton is an audit committee financial expert and is independent as described in the preceding sentence. The report of the Audit Committee with respect to 2009 appears under the caption “Audit Committee Report.”

Compensation Committee.  (Mr. Huner, Chair, Messrs. Carlton, Harwood, Miller and Swy, and Mrs. Shah.)

The Compensation Committee met two times during 2009.  The Compensation Committee is responsible for the oversight and administration of the compensation and benefit plans of the Corporation.  Director and executive officer and senior management’s compensation are determined by this Committee of the Board of Directors.  All members of the compensation committee are outside directors as required by and determined under the MBT Corporate

Governance Guidelines & Directors’ Policy and the Board has determined that each member meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers. The report of the Compensation Committee with respect to 2009 compensation appears under the caption “Compensation Committee Report on Executive Compensation.”

The firm of Findley Davies, Inc. is engaged directly by the Compensation Committee to provide consulting services to the Committee on matters relating to the compensation of named executive officers and directors. The consultant is engaged by the Committee to provide:

•	Market pay data and related analysis;

•	Timely and relevant information on industry and peer group pay practices;

•	Guidance on alternative approaches to delivering compensation to executive officers and directors consistent with the Board’s compensation philosophies and objectives;

•	Modeling of financial and compensation impact of pay plan alternatives;

•	Current and projected values for each element of compensation delivered to executive officers;

•	Technical briefings on statutes and regulations impacting executive compensation and related compliance;

•	Support as required in preparing plan documents, agreements and disclosures; and

•	Administrative support relating to maintaining reports, documents, and analysis.

The consultant provides services and performs work under the direction of the Compensation Committee Chairperson. The Committee chair provides instruction to the consultant on the nature and scope of work to be performed, and authorizes or is made aware of any work performed or communications with management or the staff of the Corporation.

Governance Committee. (Mr. McIntyre, Chair, and Messrs. Carlton, Huner, Lipford, and Miller.)

The Governance Committee met three times in 2009. The Governance Committee of MBT serves as the nominating committee of the Board. The Board has determined that each member of the Governance Committee meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers. The Governance Committee provides reports and makes recommendations to the Board of Directors on matters such as nominees for director, the duties of directors, director qualifications, Board structure, Board functions, Board committee structure and responsibilities and general policies. The Board of Directors has adopted a Governance Committee Charter.

Director Candidates

The Governance Committee reviews the performance of incumbent directors. The Governance Committee seeks characteristics in proposed nominees to the Board of Directors that will complement or expand those of the existing members and which are particularly relevant to competitive and other issues anticipated by the Corporation and its subsidiaries. The Governance Committee of the Board of Directors selects nominees for the Board of Directors who are subsequently authorized by the full Board for submission for approval by stockholders. The Governance Committee has the responsibility to actively seek individuals qualified to become members of the Board of Directors. The Governance Committee is empowered to engage a third party search firm to assist it in identifying qualified candidates but to date has determined that such assistance has not been required.

MBT’s Corporate Governance Guidelines & Directors’ Policy and Code of Ethics set forth the following criteria for Directors: independence; honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation’s business and ties to MBT’s geographic markets. It is the policy of the Governance Committee to consider the impact of particular director nominees on the diversity of the Board’s overall experience in business and other areas relevant to the Corporation’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity, gender, and other factors relevant to the Corporation’s business; and number of other public company boards on which the candidate may serve. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. MBT’s Corporate Governance Guidelines provide that shareholders may submit names to the Governance Committee for consideration as director nominees.

Shareholder Nominations, Shareholder Proposals and Shareholder Communications

Shareholder Nominations. Under MBT’s Corporate Governance Guidelines and Directors’ Policy, the Governance Committee of the Board will consider recommendations for nominations received by shareholders in accordance with the Corporation’s Bylaws. Shareholder recommendations for nomination should be submitted in writing to the Corporation at its principal office in Monroe, Michigan, and must include the shareholder’s name, address, and the number of shares of the Corporation owned by the shareholder. In considering recommendations the Governance Committee does not distinguish between shareholder recommendations and those made by directors.

The recommendation should also include the name, age, business address, residence address, principal occupation of and number of shares of the Corporation owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate’s consent to be elected and to serve. The Corporation may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

The Corporation’s Bylaws establish advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, the shareholder making the nomination must carefully follow the procedures set forth in the Corporation’s bylaws. The bylaws provide that nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder may make such a nomination at the annual meeting only if they provide written notice to the Corporation not later than 60 nor more than 90 days prior to the anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 20 days from such anniversary date then the deadline for the required notice is 10 days after the date the Corporation mails or otherwise gives notice of the date of such meeting. A shareholder's notice of intent to make a nomination must contain the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated. The notice must also contain additional information required by the bylaws. Shareholders may obtain the bylaws by written request to the Corporation’s Secretary at our principal executive offices.

Shareholder Proposals To be considered eligible for inclusion in the Corporation's Proxy Statement for the 2011 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Corporation at its principal office in Monroe, Michigan, not later than December 6, 2010. In addition, our bylaws require that any shareholder who intends to propose any other matter to be acted upon at the 2011 Annual Meeting of Shareholders must inform the Corporation not later than March 7, 2011 nor earlier than February 5, 2011 and provide the information required by our bylaws. If the date of the annual meeting for 2011 is changed by more than 20 days from the anniversary of this the 2010 Annual Meeting date, then the required notice will be 10 days after the date the Corporation mails or otherwise gives notice of the date of such meeting. If a shareholder fails to provide notice as required by our bylaws then the persons named in the Corporation's proxy will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement. Shareholder proposals should be directed to Mr. James E. Morr, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161. Shareholders may obtain the bylaws by written request to the Corporation’s Secretary at our principal executive offices

Shareholder Communications. Shareholders of the Corporation may send communications to the Board of Directors through the Corporation’s office of Corporate Secretary, MBT Financial Corp., Inc., 102 E. Front Street, Monroe, Michigan 48161. Communications sent by shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have posted a current copy of the code on our website, which is located at www.mbandt.com.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with the Corporation or its subsidiaries. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our board or compensation committee.

Audit Committee Report

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. The Committee is composed of four directors, each of whom is independent as defined by the NASDAQ® listing standards and operates under a written charter adopted by the Board of Directors which is available on the Corporation’s website at www.mbandt.com. The Committee retains the Corporation’s independent accountants.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Corporation, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of permitted non-audit services with the auditors’ independence.

The Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation the Corporation’s internal control, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Peter H. Carlton, Chair
William D. McIntyre, Jr.
Michael J. Miller
Philip P. Swy

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2009 and December 31, 2008 by Plante & Moran, PLLC, the Corporation’s principal accounting firm.

	2009		2008
Audit Fees	$192,350		$180,100
Audit-Related Fees	51,300	(a)	43,950	(a)
Tax Fees	14,400	(b)	14,400	(b)
All Other Fees	42,370	(c)	57,940	(c)
	$300,420		$296,390

(a)	Includes fees for services related to information technology external testing and the audit of the Bank’s mortgage lending subsidiary.
(b)	Includes fees for services related to tax compliance and tax planning.
(c)	Includes fees for regulatory compliance review, website design, and miscellaneous consultations.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.

Compensation Discussion and Analysis

Compensation Philosophies and Objectives

The executive compensation philosophy of the Board is to deliver competitive levels of total compensation that attract and retain top leadership talent, with primary emphasis on pay for performance. Guiding principles that influence the structure and level of compensation for executive officers are:

•	The executive management team should be rewarded as a group for the financial performance of the Corporation, and also rewarded for individual performance;

•	The level of total compensation opportunity for each individual executive officer should reflect the relative level of job responsibility, market pay, and expected impact on the current and long term performance of the Corporation;

•
A significant portion of total direct compensation should be at risk, with the opportunity for executive officers to earn correspondingly meaningful and competitive amounts of compensation relative to performance that drives growth in shareholder value;

•	Executive officers should be expected to retain a meaningful level of ownership in MBT Financial Corp. stock as a means of aligning the interests of management with those of shareholders;

•	Incentive compensation should be structured to focus management on achieving annual financial objectives in a manner that supports and drives the company’s long term success and profitability; and

•
Elements of compensation other than direct pay, including perquisites, personal benefits, or protection agreements should serve a balance of interests among executives, the Corporation, customers, and shareholders.

Specifically, the objective of the Board is to target base salary and total cash compensation at approximately the 50th percentile (i.e., median) of market pay (refer to benchmarking section of this Compensation Discussion and Analysis (CD&A) for discussion of how market pay is defined for named executive officers). Current base salary levels for named executive officers are below the 25th percentile of market base salary pay, and total cash compensation (i.e., actual base salary plus target annual incentive award) is on average below the 50th percentile (i.e., market base salary at the 50th percentile plus market target annual incentive pay). The Board believes that improving base salary over time to more closely align total cash compensation with median market pay is essential in attracting and retaining the knowledge, skills, and top leadership talent required to achieve the long term strategic objectives of the Corporation. It is therefore the intent of the Board to increase levels of base salary over a reasonable period of time to more competitive levels as supported by both the performance of the bank and individual executives. As base salary is adjusted, target annual incentive award levels may be adjusted concurrently to maintain target total cash compensation at the 50th percentile of total cash market pay. This is intended to achieve a reasonable and competitive balance between base salary and annual incentive pay, without diminishing the strength of incentive pay in motivating executives to achieve financial results. However, given the current condition of the economic environment and the outlook for the financial services industry, the Compensation committee decided not to increase executive base salaries in 2010 and to eliminate the annual incentive award opportunity for 2010. The Board reserves the right to revisit executive incentive awards should earnings performance improve significantly in 2010.

The annual grant value of Long Term Incentive compensation (i.e., currently delivered in the form of equity awards) is targeted at levels that deliver competitive total direct compensation (i.e., annual cash compensation plus long term incentive compensation) in comparison to the Corporation’s peer group (refer to benchmarking section of CD&A for discussion of peer group composition).

Benchmarking

The Compensation Committee determines competitive levels of total compensation for executive officers by applying market pay data and prevalence of practice information provided by the compensation consultant to the Committee. Market pay information is used by the Committee to establish and maintain target levels of total direct compensation and to determine the level of pay actually delivered to each named executive officer. Market pay data is applied in setting target levels of:

•	base salary;
•	total cash compensation (i.e., base salary plus annual incentive awards ); and
•	total direct compensation (i.e., total cash compensation plus targeted long term incentive compensation).

The Committee also relies on prevalent market practices in assessing the competitiveness and appropriateness of perquisites, personal benefits, deferred compensation, and payments in connection with events that may trigger payments or benefits to executive officers such as a change-in-control.

Market pay for executive positions is measured within both a defined peer group of commercial banks and the general commercial banking industry.

The peer group market for the Corporation includes fourteen (14) financial institutions. The financial institutions included in the peer group are identified by an independent management consultant and reviewed by the Committee on an annual basis. Peer organizations are located within a multi-state geographic region near Monroe, Michigan, and are of comparable asset size and mix to the Corporation. The peer group composition for the current period includes:

Peer Company	Location	2008 Asset Size ($000)
Lakeland Financial Corporation	Warsaw, IN	2,377,445
First Financial Corporation.	Terre Haute, IN	2,302,675
Mercantile Bank Corporation	Grand Rapids, MI	2,121,403
Macatawa Bank Corp.	Holland, MI	2,149,372
Peoples Bancorp Inc.	Marietta, OH	2,002,338
Mercantile Bancorp, Inc.	Quincy, IL	1,774,983
Porter Bancorp, Inc.	Louisville, KY	1,647,857
S.Y. Bancorp Inc.	Lousiville, KY	1,628,763
QCR Holdings, Inc.	Moline, IL	1,605,629
Firstbank Corporation	Alma, MI	1,425,340
Centrue Financial Corp.	Ottawa, IL	1,401,881
Horizon Bancorp	Michigan City, IN	1,306,857
Bank of Kentucky Financial Corp.	Crestview Hills, KY	1,255,382
German American Bancorp	Jasper, IN	1,190,828

The median asset size of $1,638,310,000 for this peer group is comparable to the $1,562,401,000 asset size of the Corporation at the time the peer group was determined. These peer companies remain in the peer group each year to maintain a stable and consistent market pay measure, with additions and deletions occurring when required to assure comparability to the Corporation and to reflect mergers and acquisitions.

The independent compensation consultant to the Committee provides the Committee, on an annual basis, total direct compensation pay amounts delivered by the peer group to each named executive officer. The source of data applied in the market analysis is the annual proxy reports for each peer company. Market pay data is statistically summarized and presented for the

CEO, CFO, and all other Executive Vice President level officers. Market pay data is summarized separately for base salary, total cash compensation, long term incentive compensation, and total direct compensation.

The Committee also uses financial industry pay data provided by the independent consultant. This data is sourced from published management compensation surveys that report the level of base salary and total cash compensation paid to executives in like positions by commercial banks of comparable asset size.

Market pay data from both the peer group and financial industry data sources are collectively a primary factor in the Committee’s recommendations to the full Board on setting target levels of base salary, annual incentive awards, and long term incentive awards; and are taken into account along with performance in determining base pay increases.

Elements of Executive Compensation

The elements of total compensation delivered to all or certain named executive officers, including potential payments or benefits include:

•	Base salary (refer to column (c) of Summary Compensation Table)

•	Annual incentive awards (refer to columns (d) and (g) of Summary Compensation Table)

•	Long Term Incentive Compensation in the form of Equity grants or awards (refer to columns (e) and (f) of Summary Compensation Table)

•	Perquisites and personal benefits (refer to Column (i) of Summary Compensation Table, and Payments or Benefits in Connection with Termination of Employment or Change-in-Control)

•	Supplemental retirement benefits (refer to Column (h) of Summary Compensation Table and Pension table)

•	Severance and/or change-in-control agreements (refer to Payments or Benefits in Connection with Termination of Employment or Change-in-Control)

Base Salary

As discussed in the Compensation Philosophies and Objectives section, base salary is targeted at the median market base salary for each executive officer position. Market base salary is the primary determinant of target base pay levels, with internal equity or pay relationships among officer positions a secondary consideration.

Base salary for each executive officer is reviewed annually and is subject to adjustment consistent with individual performance. Other factors that influence the amount of adjustment to base salaries are the budget made available bank-wide for base pay increases, and the need for market equity adjustments referenced in the Compensation Philosophies and Objectives section.

Annual Incentive Award

All named executive officers participate in an annual incentive pay plan that provides a cash award opportunity tied to the level of the corporation’s Net Operating Income (NOI) for the fiscal year. The amount of the cash award payable under the plan is dependent on the level of NOI achieved compared to the Corporation’s financial plan for the year. The objective of the plan is to place a meaningful portion of targeted cash compensation at risk, and to deliver reasonable and competitive awards to executive officers for achieving the income objectives set for the year.

Target annual incentive awards, expressed as a percentage of base salary, are established before the beginning of the fiscal year period for each executive officer. The target award amounts for the fiscal year are disclosed under column (d) of the Grants of Plan-based Awards Table for each named executive officer. These award levels correspond to target levels of 75% of base salary for the CEO, and 40% of base salary for all other named executive officers. The target incentive award levels set for executive officers reflect the Board’s executive pay objectives explained under the Compensation Philosophies and Objectives section.

NOI is net operating income before bonus accrual and taxes.

NOI for the fiscal year must be at least 85% of planned NOI before any award is payable. At 85% performance, 50% of the executive’s target award is funded. Awards under the schedule are scaled proportionately for performance between 85% and 100% of planned NOI. The award schedule provides executives with the opportunity to earn incentive awards that are greater than their target awards with NOI performance above plan. There is no fixed award cap under the plan.

For the 2008 fiscal year period, the NOI target was $17,477,122 and the minimum to fund executive awards was $14,855,554. The actual NOI was $812,504, or 4.6% of plan, and as a result, no awards were funded. Given the level of NOI projected for 2009, the Compensation Committee decided that no 2009 Annual Incentive Award would be accrued or paid under a formal funding schedule for executive officers of the Bank. The Committee, however, may recommend Annual Incentive Awards on a discretionary basis to all or certain executive officers in the event that financial performance for the year substantially exceeds planned performance levels.

Long Term Incentive Compensation

The MBT Financial Corp. 2008 Stock Incentive Plan (The Plan) was approved by shareholders in 2008. The plan enables the Corporation to attract and retain future leadership talent and reward executives and other selected officers for growing the value of the Corporation. The Plan expands the type of equity awards available for grant by the Board from what was previously available under the prior MBT Financial Corp. Long Term Incentive Compensation Plan. Prior to 2008, equity awards were made in the form of both non-qualified stock options and Performance Stock Units (PSUs) as a means of strengthening the linkage between pay and performance. This equity grant mix was designed to reward both growth in the value of MBT Financial Corp. stock, and growth in profitability that drives shareholder value.

Beginning in 2008, the Committee granted equity in the form of Restricted Share Units (RSUs) and stock appreciation rights, settled only in shares. Stock appreciation rights, referred to as SOSARs and explained below, were granted instead of non-qualified stock options. The combined grant date fair value of equity awards for the current year is disclosed in column (l) of the Grants of Plan-Based Awards table for each named executive officer. Approximately 75% of the aggregate grant date value of the total 2008 equity awards were made in the form of RSUs, with the remaining 25% representing Stock-Only-Stock-Appreciation-Rights (referred to as SOSARs).

Equity grants during the 2009 fiscal year period were made in the form of Restricted Share Units

(RSUs), SOSARs, and Restricted Shares. Each of these grants is more fully described below. Restricted Shares were added to the equity mix for the fiscal year with the purpose of strengthening the alignment of executive officers with the interests of shareholders and as an altenative to increasing base salaries. The grant date fair value of equity awards for the fiscal year is disclosed in column (l) of the Grants of Plan-Based Awards table for each Named Executive Officer. Approximately 39% of the aggregate grant date value of the total 2009 equity awards were made in the form of RSUs, 17% representing Stock Only Stock Appreciation Rights (referred to as SOSARs), and the remaining 44% in the form of Restricted Shares.

Stock-Only-Stock-Appreciation-Rights (SOSARs)

SOSARs provide the grantee the right to receive shares of MBT Financial Corp. stock upon exercise of the SOSAR, subject to terms and conditions set by the Committee. Upon exercise of the SOSAR, any increase in stock value, as measured by the difference between the fair market value of the Corporation’s common stock at exercise date and the grant date value of such shares, is converted to common shares base upon the fair market value of such stock on the exercise date. The resulting shares are delivered to the grantee, with any tax obligations met by the Grantee upon exercise. This form of equity grant was selected by the Committee over stock options because, for a given amount of expense or compensation value, SOSARs utilize fewer shares than options from the authorized pool under the Plan. Shares awarded upon exercise of the SOSAR are subject to the Stock Ownership and Retention policy applied to all executive officers.

The authorized terms and conditions of the SOSAR grant are covered under a written grant agreement. All SOSARs were granted with an exercise price equal to the fair market value of the Corporation’s shares on the grant date. Other material terms and conditions of the grant are:

- The right to exercise the SOSAR vests on a scaled basis over three years, with a third of the SOSAR shares incrementally vesting each year.

- All SOSARs become immediately vested and subject to exercise upon the death, disability, involuntary termination of employment without cause following a change-in-control, or retirement (age 62) of the executive.

- The right to exercise a vested SOSAR by a senior executive officer expires on the earlier of 10 years from the date of grant; ninety days from date of grantee’s termination of employment for reasons other than death, disability, retirement, or for cause; termination for cause; or upon violation of non-complete, non-solicitation, or confidentiality covenants

The grant date for all equity awards approved by the Board under The Plan has been consistently the first day of the fiscal year on which MBT Financial Corp. stock is traded on the exchange. The current fiscal year grant of SOSARs and RSUs was approved by the Board on June 26, 2008, upon approval of the Plan by shareholders, with a grant date of June 4, 2008.

Restricted Share Units (RSUs)

RSU grants provide the recipient the right to receive a full-value share of MBT Financial Corp. stock for each unit granted, upon satisfaction of the performance conditions set forth under the grant agreement. This form of equity award was chosen by the Board for several reasons including: favorable accounting treatment under FAS 123R, direct linkage of pay to long term financial performance, use of fewer shares relative to comparable value of stock options, and retention of awarded shares by the executive when coupled with the share ownership and retention policy. Up to 100% of RSU grants made on January 2, 2009, along with any dividend equivalents are earned and awarded based on fiscal year 2009 Fully Diluted Earnings Per Share (refer to schedule below). Awarded RSUs become fully vested upon the earlier of the executive’s death, disability, change in control, or the executive’s continued employment with MBT Financial Corp. through December 31, 2011.

Fully Diluted EPS for 2009 Performance Period	Percent of RSU Grant Awarded and subject to vesting requirement
$0.15	100%
$0.10	75%
$0.05	50%
Below $0.05	0%

No RSUs granted on January 2, 2009 were awarded.

Restricted Shares

Shares of the Corporation’s common stock were granted on January 2, 2009 to Named Executive Officers in the form of Restricted Shares. Under the terms of this equity grant, such shares are subject to transfer restrictions that lapse upon the earlier of the recipent’s death or disability, retirement of recipient on or after attainment of age 62, a change in control of the Corporation, or continued employment to December 31, 2011. During the restriction period, the recipient has all rights and privilees of a stockholder of the Corporation with respect to such Restricted Shares, including voting rights and the right to receive dividends paid on such shares.

Stock Ownership and Retention Policy

Consistent with the stated philosophy of aligning the interests of executives with those of shareholders, the Board believes that all executive officers should maintain a meaningful level of ownership in the Corporation’s stock over their period of service. Under the current policy, a targeted share ownership level (number of shares) is established for each named executive officer. The targeted number of shares is subject to annual review and may be increased at the discretion of the Board. Named executive officers are expected to attain this ownership level within a minimum of five years from the inception of the policy which was 2006, and maintain this level during their period of executive officer service. Executive officers are expected to meet the share ownership targets from either equity based awards or purchase of shares on the open market. 100% of all shares awarded under the MBT Financial Corp. Long Term Incentive Compensation Plan or the 2008 Stock Incentive Plan, net of taxes due, are to be retained by the executive until the share ownership target is attained. Upon attainment of the share ownership target, all future shares awarded under any equity grant are to be retained for a minimum of one year

Personal Benefits, Perquisites, and Supplemental Retirement Benefits

The Board provides a reasonable level of personal benefits, perquisites, and supplemental retirement benefits to one or more named executive officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers.

Personal benefits and perquisites provided to all named executive officers include club memberships and supplemental disability benefits. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each named executive officer is less than the reporting threshold value of $10,000. The named executive officers are also participants in the MBT Executive Officer Death Benefit Only Plan (DBO Plan). The DBO Plan provides a death benefit payable to the beneficiaries of the executive in the event of the executive’s death during employment equal to two times salary. For all participating officers who satisfy minimum age and service requirements, a post retirement death benefit equal to one times salary is provided. While the stated death benefit of two times salary is the same as that provided to all employees of the Bank under its general group term life insurance coverage, the arrangement for executive officers under the DBO Plan, including all of the named executive officers, is structured as a general obligation of the Corporation and is not provided under the group term life insurance policy. Participants in the DBO Plan do not report taxable income associated with their benefit arrangement and the death benefit amount is increased in an amount necessary to pay all income taxes due on the benefit amount when it is paid to the participants’ beneficiaries. The Corporation has purchased life insurance policies on the lives of all participants in the DBO Plan. Proceeds from such policies provide the sums necessary to pay the beneficiaries. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control. The amount of benefits paid from the supplemental disability benefit, and conditions for receipt of such benefits are also set forth under the Post Employment Compensation section of this proxy statement.

The Board entered into an agreement with Mr. Chaffin, President and CEO, that provides a Supplemental Retirement Benefit. This benefit was provided to Mr. Chaffin as an incentive to accept the position of CEO, and to establish a meaningful incentive for him to remain with the organization, thereby promoting continuity and stability of leadership. The level of benefit provided, material terms and conditions, and the present value of his accrued benefit under the plan at year-end is disclosed and explained under the Pension Benefits Table.

Severance or Change-in-Control Agreements

The Board entered into a change-in-control agreement with Mr. Chaffin (CEO) on July 30, 2001, severance agreements with Messrs. Myers, Morr, and Skibski January 26, 2006, and a severance agreement with Mr. McKelvey on May 11, 2007. These agreements are intended to provide fair treatment of executive officers and a reasonable amount of protection against loss of income and benefits in the event of termination without cause, or termination in connection with a change-in-control. These agreements also serve to promote the objectivity of executives in evaluating a potential change-in-control. Severance agreements entered into with named executive officers other than the CEO provide identical terms and conditions. The level of payments and benefits, and an explanation of the material terms and conditions are provided under the Payments and Benefits upon Termination or Change-in-Control.

Total Compensation Perspective (Interrelationship of Pay Elements)

The mix of total direct compensation (base salary, target annual incentive bonus, and target long term incentive compensation, expressed as a percent of total target direct compensation) for 2009, is summarized in the table below for the CEO and all other named executive officers:

Named Executive Officer	Base Salary	Target Bonus	Target Long Term Incentive Compensation	Total Direct Compensation
CEO	46%	35%	19%	100%
All Other NEOs	59%	24%	17%	100%

Consistent with the Board’s executive compensation philosophy, a significant percentage of total direct compensation is at risk with payments contingent on the short and long term performance of the Bank (i.e., 54% of total direct compensation at risk for CEO; and 41% at risk for all other named executive officers). The amount at risk for the CEO is greater than the amount at risk for all other named executive officers in recognition of the higher level of accountability held by the CEO for the performance of the Corporation.

Other important interrelationships between elements of total compensation are:

•
The annual cash incentive plan and the equity based long term incentive compensation plan reflect a balance of reward for annual profitability, sustained long term financial performance, and growth in share value.

•	The policy of requiring retention of any net shares delivered through the long term incentive compensation plan for at least a one year period strengthens the alignment of executives with shareholders
•
The value of stock awards and the Supplemental Executive Retirement Plan for the CEO collectively represents wealth accumulation that will be monitored by the Board to assure delivery of reasonable, fair, and competitive compensation that is aligned with the stated executive compensation philosophies.

•
Payments or benefits triggered by death, disability, termination without cause, or change-in-control share a common purpose of providing a reasonable and fair level of protection against loss of income or benefits in connection with events over which the executive has no control.

Executive Compensation Decisions for 2009 and 2010 Periods

Base Salary

Given the financial performance of the Corporation during 2008, the named executive officers did not receive base salary increases in 2009. Given the financial performance of the Corporation during 2009 and the financial performance projections for 2010, no base salary increases were granted by the Committee for executive officers for 2010. Refer to the Summary Compensation table for actual base salaries paid in 2009.

Annual Incentive Pay Plan

Given the low level of projected net operating income for 2010, the Committee and the Board determined that no bonus under the 2010 Annual Incentive Plan would be accrued or paid to executive officers under a formal funding formula as explained previously. The Committee; however, may recommend bonus awards on a discretionary basis to all or certain executive officers in the event that financial performance for the 2010 period substantially exceeds planned performance levels.

Equity Awards

In lieu of any base salary increase or bonus accrual for 2009, the Committee and the Board approved a one time grant of 2,500 restricted shares of common stock of the Corporation to each executive officer. This grant was made to recognize and reward senior executives for performance under extremely challenging economic circumstances, and is consistent with the Board’s philosophy to link executive compensation to company performance. These restricted shares will be forfeited in the event of the executive’s termination of employment prior to the vesting date of December 31, 2011. Based on the projected earnings for 2010, no equity awards will be granted in 2010.

Role of Executive Officers in Determining Compensation

H. Douglas Chaffin, our President and Chief Executive Officer, recommends to the Committee base salary, target bonus levels, and long-term incentive grants for our executive officer group (other than himself). Mr. Chaffin makes these recommendations to the Committee based on guidelines provided by the Compensation Committee, and judgments regarding individual performance. Mr. Chaffin is not involved with any aspect of determining his own pay.

Impact of Accounting and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Corporation with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.

Compensation Committee Report on Executive Compensation

The compensation committee is responsible for discharging the responsibilities of the board with respect to the compensation of our executive officers. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2009 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board, and the board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2009 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Compensation Committee
Thomas M. Huner, Chair
Peter H. Carlton
Edwin L. Harwood
Michael J. Miller
Debra J. Shah
Philip P. Swy

Additional Information Regarding Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (#1)	Option Awards ($) (#2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (#3)	All Other Compensation ($) (#4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
H. Douglas Chaffin	2009	297,682	-	25,755	8,060	-	40,868	24,623	396,988
President & Chief Executive	2008	297,682	-	51,180	21,545	-	68,321	26,411	465,139
Officer (PEO)	2007	277,642	-	91,980	42,780	119,525	40,844	25,330	598,101

John L. Skibski	2009	156,192	-	14,241	3,016	-	-	12,875	186,324
EVP & Chief Financial	2008	156,192	-	18,766	8,062	-	-	15,301	198,321
Officer (PFO)	2007	143,737	-	33,726	16,008	32,750	-	14,394	240,615

Thomas G. Myers	2009	157,993	-	14,241	3,016	-	-	13,250	188,500
EVP, Chief Lending	2008	157,993	-	18,766	8,062	-	-	15,929	200,750
Manager	2007	148,017	-	33,726	16,008	33,961	-	15,069	246,781

James E. Morr	2009	146,576	-	14,241	3,016	-	-	13,050	176,883
EVP, General Counsel	2008	146,576	-	18,766	8,062	-	-	15,478	188,882
and Chief Risk Officer	2007	138,280	-	33,726	16,008	31,507	-	14,536	234,057

Scott E. McKelvey	2009	150,610	-	13,635	3,016	-	-	15,097	182,358
EVP, Senior Wealth	2008	150,610	-	18,766	8,062	-	-	12,646	190,084
Management Officer	2007	141,345	-	30,660	13,248	32,219	-	13,144	230,616

Summary Compensation Table Footnotes:

(1)
Reflects the aggregate grant date fair value of equity grants made during the year. Performance Stock Units and Restricted Share Units are reported at the value of maximum payout attainable. The values reported in this column for 2007 were not awarded because the performance requirement was not met. The performance requirement is not expected to be met for the 2008 grants and the values reported in this column for 2008 are not expected to be awarded. The values reported in this column for 2009 include $7,575 for each of the named executives representing value of the restricted shares granted. The remainder of each executive’s 2009 value represents the value of the RSU grants, which will not be awarded because the performance requirement was not met.

(2)	Reflects the aggregate grant date fair value of stock options and SOSAR grants made during the year.

(3)
 Reports increase in present value of Supplemental Executive Retirement Benefit accrual for the given year. Refer to Pension Benefits table for explanation of benefit and disclosure of present value of accumulated benefit as of December 31, 2009.

(4)
Includes contributions to the MBT Retirement Plan and certain life insurance premiums paid by the Corporation for the benefit of the Named Executive Officer to provide the benefit under the terms of the Death Benefit Only plan for certain executive officers.

Name	Retirement Contributions ($)	Life Insurance Premiums ($)	Total ($)
H. Douglas Chaffin	20,608	4,014	24,622
John L. Skibski	12,400	475	12,875
Thomas G. Myers	12,542	708	13,250
James E. Morr	11,637	1,413	13,050
Scott E. McKelvey	11,969	622	12,591

Narrative Explanation to the Summary Compensation table

Named Executive Officers participate in an annual incentive plan that provides for awards tied to the profit performance of the Corporation during the fiscal year. The value of any awards paid is disclosed in column (g) of the summary compensation table. Refer to the Compensation Discussion and Analysis for a complete explanation of the plan and awards made under the plan for the fiscal year.

The stock awards reported in column (e) of the Summary Compensation Table represent the grant date value of Restricted Shares and Restricted Share Units granted to Named Executive Officers during the fiscal year. Refer to the Compensation Discussion and Analysis section for a description of these equity grants and the associated vesting conditions.

Mr. Chaffin participates in a supplemental retirement benefit plan. The increase in value for the fiscal year is reported in column (h) of the Summary Compensation Table. The full present value accrued through the end of the fiscal year is reported on the Pension Benefits Table in column (d). The value of Mr. Chaffin’s accrued benefit is fully vested. The benefit structure is more fully explained with the Pension Table and in the Compensation Discussion & Analysis section of this proxy statement.

The named Executive Officers are participants in the MBT Retirement Plan. This plan is a qualified profit sharing, 401(k) plan. The employer contribution amounts for the fiscal year period for each named Executive Officer included in column (g) and reported under footnote number 4 of the Summary Compensation Table. Employer contributions under the Plan are structured as a percent of base salary up to statutory compensation limits. Employer contributions for the fiscal year include Safe-Harbor contributions and matching contributions, applied on a non-discriminatory basis for all Plan participants.

Grants of Plan-Based Awards

		Date Equity Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Stock Units	All Other Stock Awards: Number Of Securities Under Lying Options	Exercise or Base Price Of Option Awards	Grant Date Fair Value of Stock & Equity Awards
Name	Grant Date	Approved By Board	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Share) (#1)	($) (#2)
(a)	(b)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
H. Douglas	1/02/2009	12/18/2008				3,000		6,000				18,180
Chaffin	6/04/2008	6/26/2008				3,000		6,000				51,180
(PEO)	1/03/2007	12/21/2006				3,000		6,000				91,980
H. Douglas	1/02/09	12/18/2008							2,500			7,575
Chaffin	1/02/2009	12/18/2008								15,500	$3.03	8,060
(PEO)	6/04/2008	6/26/2008								15,500	$8.53	21,545
	1/03/2007	12/21/2006								15,500	$15.33	42,780
John L.	1/02/2009	12/18/2008				1,100		2,200				6,666
Skibski	6/04/2008	6/26/2008				1,100		2,200				18,766
(PFO)	1/03/2007	12/21/2006				1,100		2,200				33,726
John L.	1/02/2009	12/18/2008							2,500			7,575
Skibski	1/02/2009	12/18/2008								5,800	$3.03	3,016
(PFO)	6/04/2008	6/26/2008								5,800	$8.53	8,062
	1/03/2007	12/21/2006								5,800	$15.33	16,008
Thomas G.	1/02/2009	12/18/2008				1,100		2,200				6,666
Myers	6/04/2008	6/26/2008				1,100		2,200				18,766
	1/03/2007	12/21/2006				1,100		2,200				33,726
Thomas G.	1/02/2009	12/18/2008							2,500			7,575
Myers	1/02/2009	12/18/2008								5,800	$3.03	3,016
	6/04/2008	6/26/2008								5,800	$8.53	8,062
	1/03/2007	12/21/2006								5,800	$15.33	16,008
James E.	1/02/2009	12/18/2008				1,100		2,200				6,666
Morr	6/04/2008	6/26/2008				1,100		2,200				18,766
	1/03/2007	12/21/2006				1,100		2,200				33,726
James E.	1/02/2009	12/18/2008							2,500			7,575
Morr	1/02/2009	12/18/2008								5,800	$3.03	3,016
	6/04/2008	6/26/2008								5,800	$8.53	8,062
	1/03/2007	12/21/2006								5,800	$15.33	16,008
Scott E.	1/02/2009	12/18/2008				1,000		2,000				6,060
McKelvey	6/04/2008	6/26/2008				1,000		2,000				18,766
	1/03/2007	12/21/2006				1,000		2,000				30,660
Scott E.	1/02/2009	12/18/2008							2,500			7,575
McKelvey	1/02/2009	12/18/2008								5,800	$3.03	3,016
	6/04/2008	6/26/2008								5,800	$8.53	8,062
	1/03/2007	12/21/2006								4,800	$15.33	13,248

(1)	Exercise price is the average of the lowest and highest grant date selling price on the exchange, as provided for under the MBT Financial Corp. Long-Term Incentive Compensation Plan.

(2)	Reflects grant date fair value of performance stock units and stock options, computed in accordance with FAS 123R. Refer to financial statements for assumptions applied in valuation of Equity Awards.

Narrative Explanation to the Grants of Plan Based Award table

Named Executive Officers participate in an annual incentive bonus plan that provides a cash award tied to Net Operating Income, adjusted for income taxes and bonus amounts (Adjusted NOI).  Award amounts are set prior to the beginning of the fiscal year and are paid under the plan if the Corporation earns Adjusted NOI that is at or above a defined threshold level for the year.. No awards are payable under the plan if profit falls below the established performance threshold. A fixed award schedule defines the level of bonus awards paid for levels of Adjusted NOI between threshold and target performance levels, and for profit performance above the target. No award schedule and corresponding award opportunity was established for the fiscal year given the level of NOI projected for the year.

The grant date for all equity awards is the first day of the fiscal year on which MBT stock is traded, unless otherwise determined by Board. The date of grant for fiscal year 2009 awards was January 2, 2009. The Board approved these equity grants and the related terms and conditions on December 18, 2008. Equity grants were delivered in the form of non-qualified stock options, Restricted Share Units, and Restricted Shares as provided for under the MBT Financial Corp. 2008 Stock Incentive Plan.

Restricted Share Units disclosed in columns (f) through (h) are earned based upon Earnings Per Share performance for the fiscal year 2009. Earned units and related dividend equivalents become fully vested upon continued service of the Named Executive Officer with MBT Financial Corp. through December 31, 2011. Each Restricted Share Unit is equivalent in value to a share of MBT Financial Corp. common stock. Dividend equivalent units accrue during the performance period in proportion to actual dividends declared on MBT Financial Corp. stock, and are subject to the same performance and vesting conditions applied to units awarded on the date of grant. Refer to the Compensation Discussion and Analysis section for a description of performance conditions attached to Restricted Share Unit grants made during the fiscal year. All earned Restricted Share Units and dividend equivalent units are paid in the form of MBT Financial Corp. common shares at the end of the vesting period. No restricted Share Units granted during the fiscal year were earned.

Restricted Shares disclosed in column (i) were granted on Janaury 2, 2009, to Named Executive Officers. Restricted Shares become fully vested upon continued service of the executive with MBT Financial Corp. through December 31, 2011. Refer to the Compensation Discussion and Analysis section for a description of this equity grant.

Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	( c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (#1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (#2)
H. Douglas Chaffin	19,000	-	-	13.20	1/2/2013
(PEO)	20,000	-	-	16.69	1/2/2014
	28,000	-	-	23.40	1/3/2015
	15,500	-	-	16.24	1/3/2016			3,000	$4,500
	15,500	-	-	15.33	1/3/2017
	10,334	5,166	-	8.53	6/4/2018
	5,166	10,334	-	3.03	1/2/2019
John L. Skibski	1,000	-	-	13.85	1/2/2012
(PFO)	2,334	-	-	13.20	1/2/2013
	11,000	-	-	16.69	1/2/2014
	11,000	-	-	23.40	1/3/2015
	5,800	-	-	16.24	1/3/2016			1,100	$1,650
	5,800	-	-	15.33	1/3/2017
	3,868	1,932	-	8.53	6/4/2018
	1,933	3,867	-	3.03	1/2/2019
Thomas G. Myers	9,500	-	-	13.20	1/2/2013
	12,500	-	-	16.69	1/2/2014
	12,500	-	-	23.40	1/3/2015
	5,800	-	-	16.24	1/3/2016			1,100	$1,650
	5,800	-	-	15.33	1/3/2017
	3,868	1,932	-	8.53	6/4/2018
	1,933	3,867	-	3.03	1/2/2019
James E. Morr	19,600	-	-	18.125	6/30/2010
	4,500	-	-	13.85	1/2/2012
	5,500	-	-	13.20	1/2/2013
	12,500	-	-	16.69	1/2/2014
	12,500	-	-	23.40	1/3/2015			1,100	$1,650
	5,800	-	-	16.24	1/3/2016
	5,800	-	-	15.33	1/3/2017
	3,868	1,932	-	8.53	6/4/2018
	1,933	3,867	-	3.03	1/2/2019
Scott E. McKelvey	8,334	-	-	13.20	1/2/2013
	9,000	-	-	16.69	1/2/2014
	9,000	-	-	23.40	1/3/2015
	4,800	-	-	16.24	1/3/2016			1,100	$1,650
	4,800	-	-	15.33	1/3/2017
	3,868	1,932	-	8.53	6/4/2018
	1,933	3,867	-	3.03	1/2/2019

(1)	Vesting dates for reported unexercisable shares are:
All reported options expiring on 6/4/2018 become fully vested on 12/31/2010. With respect to reported options expiring on 1/2/2019: 5,166 options held by Mr. Chaffin become fully vested on 12/31/2010 and 5,168 become fully vested on 12/31/2011; 1,933 options held by Messrs. Skibski, Myers, Morr and McKelvey become fully vested on 12/31/2010, and 1,934 options held by Messrs. Skibski, Myers, Morr, and McKelvey become fully vested on 12/31/2011.

(2)	Market value based on closing market price of MBT Financial Corp. stock on December 31, 2009, of $1.50, and threshold vesting level.

Option Exercises and Stock Vested

(a)	(b)	(c )	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. Douglas Chaffin (PEO)	-	-	-	-
John L. Skibski (PFO)	-	-	-	-
Thomas G. Myers	-	-	-	-
James E. Morr	-	-	-	-
Scott E. McKelvey	-	-	-	-

Pension Benefits

(a)	(b)	(c )	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
H. Douglas Chaffin (PEO)	Monroe Bank & Trust Supplemental Executive Retirement Agreement	n/a	$277,562	-

(1)
Reports the present value of Mr. Chaffin’s unvested benefit accrued under the plan as of the end of the fiscal year period,  based upon the his 2009 base salary and projected benefit offset values at age 65.  Actuarial assumptions applied in determining this value include the 1994 GAR mortality table, current Social Security Law and related index factor assumptions, and an interest rate of 6%. This value is approximately 49% of the full benefit accrual otherwise payable with continued service to age 65, and based on current fiscal year pay and projected benefit offset values at 65.

Narrative Explanation to the Pension Table

The Corporation has established The Monroe Bank & Trust Supplemental Executive Retirement Agreement (SERP) for the benefit of Mr. Chaffin. The SERP provides for payment of a supplemental retirement benefit payable at age 65 equal to 65% of the executive’s annual base salary at retirement reduced by 50% of the executive’s Primary Social Security Benefit and the life annuity value of accumulated employer contributions at age 65 in the executive’s account balance under the Monroe Bank Retirement Plan. The resulting annual benefit amount is converted to 12 equal monthly amounts and paid monthly for 120 months commencing at age 65. The executive’s annual benefit at normal retirement age (65) is projected to be $200,804, based on current fiscal year compensation and continued service to normal retirement age. The agreement further provides for an early termination benefit equal to a portion of the full accrued  benefit value determined at the early termination date and  otherwise payable at age 65. The value of the executive’s vested accrued benefit at early termination is payable in the form of 120 equal monthly installments commencing at age 60, if termination is before age 60, or upon termination after age 60. The executive became fully vested in his accrued benefit on April 2, 2009. If the executive were to terminate employment at December 31, 2009, he is projected to be vested in approximately 49% of the full benefit accrual otherwise payable with continued service to age 65, taking into account pay and the benefit offset amounts valued at termination of employment.

Post-Employment Compensation

We have summarized below the payments that would be made to each of our named executive officers upon their termination of employment or upon a change in control as follows:

Payments or benefits upon termination of employment in connection with a Change-in-control

The Corporation has entered into certain severance or change-in-control agreements with its named executive officers.

H. Douglas Chaffin Change in Control Agreement

The Corporation has entered into a Change in Control Agreement with Mr. Chaffin, the Corporation’s Chief Executive Officer.  Table 1 below describes the potential payments upon termination of Mr. Chaffin’s employment in connection with a change in control.  The Corporation has not entered into any other agreements with Mr. Chaffin which would provide for payment of severance benefits unless a change in control event occurs.

The terms of the Change in Control Agreement provide that in the event of a change in control of the Corporation as defined in the agreement, Mr. Chaffin is entitled to a severance payment in the event of his termination, without cause, equal to his annual compensation, which is defined to include his then current salary plus his previous year's cash bonus. The severance payment is also payable in the event of his involuntary termination of employment or demotion within two years of the change in control, or his voluntary termination during the period beginning six months following the change in control and ending nine months after the change in control. In addition, Mr. Chaffin is entitled under the terms of the agreement to receive certain health, disability, dental, life insurance and other benefits for a one-year period following a change in control.

Mr. Chaffin’s Change in Control Agreement  provides for the reimbursement of certain excise taxes imposed upon payments received by Mr. Chaffin, which are deemed "excess parachute" payments under the provisions of Section 280G of the Internal Revenue Code.  In the event such payments are deemed excess parachute payments, then the amount of the payment is increased in an amount sufficient to eliminate any excise tax imposed under Section 4999 of the Internal Revenue Code and otherwise payable by Mr. Chaffin.

TABLE I - Payments to Mr. Chaffin in Connection with a Change-In-Control (1)	H. Douglas Chaffin
Cash Compensation: (2)
Base Salary	$295,410
Non-Equity Incentive Plan Compensation	$0

Long-Term Incentive Awards: (3)
Stock Options/SARs
Unvested and Accelerated Vesting (4)	$0
Performance Stock Units (5)
* 2007-09 (performance period)	$9,000
* 2008-10 (performance period)	$9,000
* 2009 (performance period)	$9,000

Continuation of Welfare Benefit Coverage and Perquisites
Post-termination Health Care (6)	$12,280
Post-termination Dental (6)	$564
Post-termination Disability (6)	$3,408
Post-termination Life Insurance and AD&D (6)	$60
Outplacement Services (7)	$10,000
Club Membership (8)	$5,100

Total	$353,822

(1)
Change in Control event assumed to occur on December 31, 2009 for disclosure purposes.  Fiscal-year-end base salary is $295,410. No Cash bonus was awarded for the last whole calendar year preceding the executive’s termination of employment.

(2)
Change-in-Control agreement provides for cash payment equal to one times base salary plus the total cash bonuses for the last whole calendar year preceding termination of employment for payment triggering events including (i) termination of executive without cause or voluntary resignation of executive for specified reasons within two years after a Change-in-Control with specified reasons including a) demotion, b) reduction in compensation, c) transfer away from principal place of employment of Monroe County, Michigan, or a county contiguous thereto, or d) material reduction of job title, status or responsibility; or (ii) voluntarily termination of employment not earlier than six months and not later than nine months following a Change-in-Control of the Corporation, or (iii) discharge of executive other than for cause and there is a Change-in-Control within two years following the date of discharge.

(3)	The price per share of the Corporation's stock on December 31, 2009 is $1.50 per share. Only incremental value of equity awards attributed to payment events is reported.

(4)
Vesting of outstanding unvested stock options is accelerated upon a Change-in-Control assumed to be December 31, 2009 for disclosure purposes. Realizable value is equal to the difference between the December 31, 2009 per share price and the exercise price for stock options with accelerated vesting, multiplied by the number of option shares vested upon change-in-control event. Realizable value is reported as $0 given that the December 31, 2009 share price is below the exercise price of all applicable option shares.

(5)
Change-in-control agreement provides that all outstanding Performance Stock Units become immediately vested upon a Change-in-Control.  Value realized is equal to the total number of Performance Stock Units with accelerated vesting multiplied by the December 31, 2009 per share value of $1.50.

(6)
Change-in-control agreement provides for the continuation of referenced benefits with the full cost of benefits paid by the Corporation for a 12 month period following the Executive's termination of employment in connection with a Change-in-Control. Cost is based on policy rates in effect at December 31, 2009.

(7)	Change-in-control agreement provides for 6 months of out-placement services following termination of employment in connection with a Change-in-Control. Reported cost is estimate.

(8)	Change-in-control agreement provides for cash payment to executive equal to 12 month cost of current club membership.

Other Named Executive Officers – Separation and Change in Control Agreements

The Corporation has entered into identical agreements with Messrs. McKelvey, Morr, Myers, and Skibski providing for certain severance payments following termination of employment other than for cause. Table 2 describes the potential payments upon involuntary not for cause termination or good reason resignation as defined in each of the agreements.  Table 3 describes the potential payments in connection with a change-in-control termination.

The agreements for the other named executive offices provide that in the event such payments are deemed excess parachute payments, then the amount of the payments provided for in the agreement for each executive will be reduced in an amount which eliminates any and all excise tax to be imposed under Section 4999 of the Internal Revenue Code.

Involuntary Not For Cause Termination or Good Reason Resignation. In the event the Corporation terminates the employment of any of the named executive officers, without cause, prior to a "change in control," as that term is defined in each of the agreements, the executive is entitled to receive as severance pay one year of his base salary.  Under the terms of the agreements, 50% of the severance payment is disbursed in a lump sum upon termination, with the remaining amount payable over the twelve months immediately following termination. In addition, the Corporation is obligated to pay the COBRA premiums for the continuation of healthcare benefits for the executive and his eligible dependants for the twelve month period following termination of employment.

TABLE 2
Payments In Connection With Involuntary Not for Cause Termination or Good Reason Resignation(1)

	Thomas G. Myers	James E. Morr	John L. Skibski	Scott E. McKelvey

Cash Compensation:
Base Salary (2)	$156,787	$145,457	$155,000	$149,460
Short-term Incentive (3)	No Payment	No Payment	No Payment	No Payment

Long-Term Incentive Awards: (4)
Stock Options
Unvested and Accelerated (5)	No Payment	No Payment	No Payment	No Payment
Performance Stock Units (6)
* 2006-08 (performance period)	No Payment	No Payment	No Payment	No Payment

Continuation of Welfare Benefits
Post-termination Health Care (7)	$10,632	$0	$11,448	$10,632
Post-termination Dental (7)	$1,029	$0	$1,029	$1,029
Total	$168,448	$145,457	$167,477	$161,121

(1)
Severance agreement provides for severance payment equal to one times base salary.  Assumes Executive has either (i) been discharged without Cause, or (ii) has resigned within 90 days of an event constituting Good Reason which shall mean a) material reduction in job, b) reduction in base salary, or c) receipt of Notice of Non-renewal of separation agreement, and such event is prior to a Change in Control. Amount of payments are reduced to extent necessary to eliminate any excise tax imposed under IRC Section 4999.

(2)
Payment triggering events are assumed to occur on December 31, 2009.  Base salary at fiscal-year-end for each Messrs. Myers, Morr, Skibski and McKelvey are $156,787; $145,457, $155,000, and $149,460, respectively.

(3)	Agreement does not provide for short-term incentive severance payment.

(4)
The price per share of the Corporation's stock on the assumed payment triggering date of December 31, 2009 is $1.50 per share.  Only incremental value of awards attributed to triggering events are reported.

(5)	No acceleration of outstanding unvested stock options occurs.

(6)	No acceleration of outstanding unvested performance stock units occurs.

(7)
Agreement provides for the continuation of health care benefits with the full cost of benefits paid by the Corporation for the 12 month period following the executive's termination of employment. Cost is computed based on policy rates in effect at December 31, 2009.

Involuntary Termination or Good Reason Resignation in Connection with Change in Control.  In the event the Corporation terminates the employment of the named executive officer, without cause, within one year after a change in control, the executive is entitled to severance payment equal to one year of his base salary, plus an amount equal to his average annual cash bonus for the prior three year period.  Under the terms of the agreements, the entire severance payment is due within ten days after the executive's termination.

TABLE 3
Payments In Connection With Involuntary Termination or Good Reason Resignation
Within One Year Following Change in Control (1)

	Thomas G. Myers	James E. Morr	John L. Skibski	Scott E. McKelvey
Cash Compensation:
Base Salary (2)	$156,787	$145,457	$155,000	$149,460
Short-term Incentive (3)	$11,320	$10,502	$10,917	$15,740

Long-Term Incentive Awards: (4)
Stock Options
Unvested and Accelerated (5)	$0	$0	$0	$0
Performance Stock Units (6)
* 2006-08 (performance period)	$3,000	$3,000	$3,000	$3,000
* 2007-09 (performance period)	$3,000	$3,000	$3,000	$3,000
* 2008-10 (performance period)	$3,000	$3,000	$3,000	$3,000

Continuation of Welfare Benefits
Post-termination Health Care (7)	$10,632	$0	$11,448	$10,632
Post-termination Dental (7)	$1,029	$0	$1,029	$1,029
Total	$188,768	$155,959	$187,394	$185,861

(1)
Severance agreement provides for severance payment equal to one times base salary plus the average annual cash bonus received during the prior three year period. Assumes Executive has either (i) been discharged without Cause, or (ii) has resigned within 90 days of an event constituting Good Reason which shall mean a) material reduction in job, b) reduction in base salary, or c) receipt of Notice of Non-renewal of separation agreement, and such event is within one year following a Change in Control as defined in the agreement. Amount of payments are reduced to extent necessary to eliminate any excise tax imposed under IRC Section 4999.

(2)
Payment triggering events are assumed to occur on December 31, 2009.  Base salary at fiscal-year-end for each Messrs. Myers, Morr, Skibski and McKelvey are $156,787; $145,457, $155,000, and $149,460, respectively.

(3)	Average annual cash bonus for the three year period ending 12/31/08 for Messrs. Myers, Morr, Skibski, and McKelvey were $11,320, $10,502, $10,917, and $15,740 respectively.

(4)
The price per share of the Corporation's stock on the assumed payment triggering date of December 31, 2009 is $1.50 per share.  Only incremental value of awards attributed to triggering events are reported.

(5)
Vesting of outstanding unvested stock options is accelerated upon a Change-in-Control assumed to be December 31, 2009 for disclosure purposes. Realizable value is equal to the difference between the December 31, 2009 per share price and the exercise price for stock options with accelerated vesting, multiplied by the number of option shares vested upon change-in-control event. Realizable value reported is $0 given that the December 31, 2009 share price is below the exercise price of all applicable option shares.

(6)
Agreement provides that all outstanding PSUs become immediately vested upon a change-in-control.  Value realized is equal to the total number of Performance Stock Units with vesting accelerated multiplied by December 31, 2009 per share value of $1.50.

(7)
Agreement provides for the continuation of health care benefits with the full cost of benefits paid by the Corporation for the 12 month period following the executive's termination of employment. Cost is computed based on policy rates in effect at December 31, 2009.

Material Terms of Agreements

The following additional terms apply to both Mr. Chaffin’s Change in Control Agreement and the Separation and Change in Control Agreements with the other named executive officers.
Confidentiality, Non-competition and Non-solicitation Agreements. While employed by the

Corporation and for a period of one year following the executive’s termination of employment for any reason, the executive shall be bound by the terms of a confidentiality, non-solicitation, and non-competition agreement which prohibits the executive, without prior written consent of  the Corporation, from rendering services directly or indirectly, as an employee, officer, director, consultant, advisor, partner, or otherwise, for  any organization or enterprise which competes directly or indirectly with the business of  the Corporation in providing financial products or services to consumers or businesses in Monroe County, Michigan and its contiguous counties and municipalities.

Termination for Cause.  The executives will be entitled to certain benefits as described in the tables above if the executive’s employment is terminated by the Corporation for reasons other than for cause. A termination is for cause if it is for any of the following reasons: (i) the executive’s  criminal dishonesty, (ii) the executive’s refusal to perform his duties on an exclusive and substantially full-time basis, (iii) executive’s refusal to act in accordance with any specific substantive instructions given by  the Corporation with respect the executive’s performance of duties normally associated with his position prior to a Change in Control, or (iv) the executive’s engaging in conduct which could be materially damaging to  the Corporation without a reasonable good faith belief that such conduct was in the best interest of  the Corporation.

Definition of a Change in Control. We have defined a Change in Control under Mr. Chaffin’s Change in Control Agreement and the Separation and Change in Control Agreements covering our other named executive officers as an event that is a: (i) Change in Ownership, ii) Change in Effective Control, or iii) Change in Ownership of a Substantial Portion of Assets.

Change in Ownership. A change in ownership of the corporation occurs when one person or a group acquires stock that combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the corporation.

Change in Effective Control. A change in effective control occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing 35% of the voting power of the corporation, or (y) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board.

Change in Ownership of a Substantial Portion of Assets.  A change in ownership of a substantial portion of the assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the corporation's assets.

Acceleration of Vesting - Equity Acceleration.  In the event of Change in Control of the Corporation, as defined under the MBT Financial Corporation Long-Term Incentive Compensation Plan, all unvested stock options and performance stock units (PSUs) granted under the plan shall become immediately and unconditionally vested.

 Payments or benefits made upon termination due to Retirement

Retiree Medical Coverage

Upon retirement, executive officers named on the Summary Compensation Table who have attained the age of 55 with at least 5 years of service, and who are covered under a medical plan offered by the Corporation at retirement, may participate in the retiree medical plan provided by the Corporation. Employees below the Senior Vice President level may also participate in the retiree medical plan if they are at least age 55, and their age plus years of service is at least 80. All eligible employees of the Corporation participate in the same retiree medical benefits plan insured through BlueCross/BlueShield. The Corporation pays the full cost of coverage for the retiree up to a capped amount (i.e., the current monthly premium cost for under age 65 employee coverage of $454.84 is above the cap amount of $375.22). The retiree must pay the full premium cost of coverage for a spouse. Upon attainment of age 65, benefits provided under the plan coordinate with Medicare, with Medicare becoming the primary payor, and the plan becoming the secondary payor.

As of December 31, 2009, Mr. Morr is the only named executive officer who would meet the minimum age and service requirements for participation in the plan. Had Mr. Morr retired on December 31, 2009, assuming he had active employee medical coverage in force at retirement, the Corporation would have paid an annual premium of $4,503 for his coverage. The portion of the total FAS 106 expense attributed to each of the named executive officers during 2009, for financial statement reporting purposes are:

Named Executive Officer	FAS106 Expense ($)
Mr. Chaffin	682
Mr. Skibski	576
Mr. Myers	1,235
Mr. Morr	2,835
Mr. McKelvey	908

Accelerated Vesting of Equity Awards

Upon termination of employment on or after attainment of age 62, the Performance Stock Unit Agreement provides that the participant’s unvested Performance Stock Units, outstanding at retirement, will remain subject to the applicable performance vesting schedule, but the amount of any earned award of shares will be reduced in proportion to the number of months the participant was actively employed during the performance period.

Payments or benefits at termination due to disability

Benefit payments from supplemental disability policy

All named executive officers are covered under a supplemental disability policy written by Metropolitan Life. This policy provides for payment of a disability benefit in the event of total disability as defined under the policy. Benefit payments from this policy are in addition to any disability benefit payable under the group long term disability plan covering all employees of the Corporation. Monthly total disability benefit payments to named executive officers in the event of disability as of December 31, 2009 are disclosed below. In addition to the total disability benefit reported below, named executive officers may also become eligible for a Catastrophic Disability Benefit in the event of catastrophic disability as defined under the policy (e.g., loss of sight in both eyes):

Named Executive Officer	Monthly Disability Benefit ($)	Monthly Catastrophic Disability Benefit ($)
Mr. Chaffin	5,000	8,000
Mr. Skibski	3,550	2,250
Mr. Myers	3,850	2,550
Mr. Morr	3,350	2,550
Mr. McKelvey	2,950	2,400

Accelerated Vesting of Equity Awards

In the event of disability as defined under the MBT Long Term Incentive Compensation Plan (i.e., permanent and total disability as defined under IRC Section 22(e)(3)), all outstanding unvested stock options become fully vested and subject to exercise. At December 31, 2008, the stock price was less than the exercise price of all outstanding, unvested options; therefore, there is no realizable value associated with these stock options held by named executive officers at this year-end date. An assumption is made for purposes of this disclosure that the executive officer’s employment would cease upon becoming totally and permanently disabled.

Related to the same disability condition, the Performance Stock Unit Agreement provides that the participant’s unvested Performance Stock Units, outstanding at date of disability, will remain subject to the applicable performance vesting schedule, but the amount of any earned award of shares will be  reduced proportionate to the number of months the participant was actively employed during the performance period. With respect to unvested Performance Stock Units as of December 31, 2009, no awards are expected to be made given the Corporation’s financial performance.

Payments or benefits at termination due to death of executive officer during employment period

Death Benefits

Under the terms of the MBT Executive Officer Death Benefit Only Plan (DBO Plan) all named executive officers are eligible for a death benefit in the event of death while employed as an executive officer of the Corporation. The death benefit is payable to the executive officer’s named beneficiary. The death benefit amount is equal to two times the executive officer’s base salary at death, plus an amount equal to a tax gross-up (i.e., tax rate of 32% assumed for disclosure purposes) on this death benefit. A tax gross-up amount is paid because the death benefits are fully taxable benefit payments made from the general assets of the Corporation. The total death benefit payments to beneficiaries of named executive officers, assuming a December 31, 2009 payment trigger date, are:

NEO	Death Benefit ($)
Mr. Chaffin	1,778,930	(1)
Mr. Skibski	382,353
Mr. Myers	387,609
Mr. Morr	354,285
Mr. McKelvey	366,059

(1)  Mr. Chaffin’s death benefits reflect his benefits under both the Executive Officer Death Benefit Only Plan and the Director Death Benefit Only program.

The cost of the insurance attributable to providing this death benefit protection is reflected in all other compensation column (i) of the Summary Compensation Table.

The referenced death benefit payments are paid from the general assets of the Corporation in accordance with death-benefit-only agreements between the Corporation and each named executive officer. The Corporation has insurance policies in place on the lives of each named executive officer, with the bank named as the beneficiary. Proceeds from these policies serve to reimburse the bank for all death benefit payments made to the executive officer’s beneficiary.

In addition to the death benefit payments referenced in the table above, Mr. Chaffin’s beneficiary will receive his full accrued benefit under the Supplemental Executive Retirement Plan at the date of death, unreduced for early termination before normal retirement age. Assuming a payment trigger date of December 31, 2009, the benefit payment under this plan would be $564,353. This benefit payment would be made from proceeds from a Split Dollar Endorsement attached to certain insurance policies held by the Corporation on the life of Mr. Chaffin. This agreement was entered into between Mr. Chaffin and Monroe Bank & Trust on July 1, 2003, which is the effective date of the Supplemental Executive Retirement Plan. The pension table under column (d) discloses a present value of accumulated benefit amount of $277,562. This amount is lower than the full benefit accrual amount above because it reflects the impact of early termination before attainment of normal retirement age of 65.

Accelerated Vesting of Equity Awards

In the event of death while employed, all outstanding unvested stock options become fully vested and subject to exercise. At December 31, 2009, the stock price was less than the exercise price of all outstanding, unvested options; therefore, there is no realizable value associated with these stock options held by named executive officers at this year-end date.

Related to the same event, the Performance Stock Unit Agreement provides that the participant’s unvested Performance Stock Units, outstanding upon death, will remain subject to the applicable performance vesting schedule, but the amount of any earned award of shares will be  reduced proportionate to the number of months the participant was actively employed during the performance period. With respect to unvested Performance Stock Units as of December 31, 2009, no awards are expected to be made given the Corporation’s financial performance.

Payments or benefits at termination due to death of executive officer after termination of employment

Death Benefits

Under the terms of the MBT Executive Officer Death Benefit Only Plan (DBO Plan) all named executive officers are eligible for a death benefit after termination of employment upon attainment of at least age 55 with at least five years of service, or upon termination of employment due to disability as defined under the group long term disability plan. Upon the death of the eligible executive officer, a benefit payment equal to one times the executive’s base salary at termination of employment will be paid to the named beneficiary. In addition to this payment, a benefit equal to a tax gross-up on the death benefit amount will be paid to the beneficiary. A tax gross-up amount is paid because the death benefits are fully taxable benefit payments made from the general assets of the Corporation. The total death benefit payments to beneficiaries of named executive officers, assuming a December 31, 2009 payment trigger date and a 32% tax rate, are:

NEO	Death Benefit
Mr. Chaffin	$434,426
Mr. Skibski	$227,941
Mr. Myers	$230,569
Mr. Morr	$213,907
Mr. McKelvey	$219,794

The accumulated liability accrued under FAS 158 and the incremental FAS 106 expense for the current financial reporting period in connection with the post service benefit under the DBO Plan, attributed to the benefit amounts for each of the named executive officers are:

NEO	Accrued Liability	FAS 106 Expense
Mr. Chaffin	$124,896	$17,378
Mr. Skibski	$35,302	$4,912
Mr. Myers	$58,357	$8,120
Mr. Morr	$83,505	$11,619
Mr. McKelvey	$38,756	$5,393

Director Compensation

General.  We review the level of compensation of our non-employee directors on an annual basis. To determine the appropriateness of the current level of compensation for our non-employee directors, we have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

and

•	survey data collected by our compensation consultant.

Cash compensation is paid to non-employee directors in the form of retainers and meeting fees. The standard annual retainer for board service is $10,000, paid in quarterly amounts of $2,500. The non-executive officer Chairman receives an additional annual retainer of $10,000. The Chairperson of the Audit Committee is paid an additional annual retainer of $5,000. The Chairperson of the Compensation Committee is paid an additional annual retainer of $2,500. An $800 fee is paid to a director for each board meeting attended. A $700 fee is paid to a director for each committee meeting attended. An additional committee meeting fee of $350 is paid to committee chairpersons.

The following table sets forth a summary of the compensation of our directors for service as directors in 2009.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Peter H. Carlton	$35,500	-	-	-	-	$4,213	$39,813
H. Douglas Chaffin (4)	-	-	-	-	-	(3)	-
Joseph S. Daly	36,200	-	-	-	-	2,639	38,839
Edwin L. Harwood	30,600	-	-	-	-	-	30,600
Thomas M. Huner	38,200	-	-	-	-	4,397	42,597
Rocque E. Lipford (5)	27,900	-	-	-	-	13,611	41,511
William D. McIntyre, Jr.	45,000	-	-	-	-	22,059	67,059
Michael J. Miller	42,700	-	-	-	-	5,209	47,909
Debra J. Shah	29,900	-	-	-	-	2,638	32,538
John L. Skibski (6)	-	-	-	-	-	-	-
Philip P. Swy	29,900	-	-	-	-	9,229	39,129
Karen M. Wilson	30,300	-	-	-	-	3,973	34,273

(1)
In addition to the fees paid in cash included in this column, Directors Carlton, Huner, Lipford, McIntyre, Miller, Shah, Swy and Wilson elected to receive 4,000 SOSARs in exchange for $2,000 of their annual retainer fee. The SOSARs have a grant date of January 2, 2009, an expiration date of January 2, 2019, and an exercise price of $3.03.

(2)
As of December 31, 2009, Messrs. Lipford and McIntyre had 3,407, and Mr. Swy had 3,093, unexercised fully vested options to purchase shares of our common stock issued under the terms of the Director Plan, which is described below.  The following presents the information regarding such options.

Name	Grant Date	Expiration Date	Exercise Price	Outstanding Stock Options (Exercisable)
Rocque E. Lipford	1/2/2001	1/2/2011	$13.94	1,572
	1/2/2002	1/2/2012	$13.85	1,835
William D. McIntyre, Jr.	1/2/2001	1/2/2011	$13.94	1,572
	1/2/2002	1/2/2012	$13.85	1,835
Philip P. Swy	1/2/2001	1/2/2011	$13.94	1,258
	1/2/2002	1/2/2012	$13.85	1,835

(3)
Represents the annual mortality cost of the life insurance that we purchased necessary to fund the death benefit amount payable to the director’s named beneficiary pursuant to the Director DBO Plan, as described below.

(4)
Other than the participation by Mr. Chaffin in the Director DBO Plan, Mr. Chaffin does not receive any compensation for service on the board in addition to compensation payable for his service as our employee.  The life insurance premiums associated with providing the death benefits to Mr. Chaffin under the Director DBO Plan are included in the all other compensation column of the Summary Compensation table.

(5)
We have recorded an accrued liability under FAS 158 of $866,694 as of December 31, 2009 to reflect our obligation to pay $1,639,344 to Mr. Lipford’s beneficiaries after his death, and recorded a FAS 106 expense of $120,593 during 2009 related to Mr. Lipford's post-service death benefits under the Director DBO Plan, which is described below. The total FAS 158 liability for directors, including Mr. Lipford and 4 retired directors is $3,215,338. The total FAS 106 expense recorded in 2009 for directors, including Mr. Lipford and 4 retired directors was $447,385.

(6)	Mr. Skibski does not receive any compensation for service on the board in addition to compensation payable for his service as our employee.

Director Compensation Plan.  We have established the MBT Director Compensation Plan (the “Director Plan”).  Under the terms of the Director Plan, non-employee directors may elect each year to have their quarterly cash retainer paid in any combination of the following:

•	cash paid on a quarterly basis;
•	a deferred cash payment;
•	deferred payment in MBT stock;
•	MBT stock; and
•	Up to $2,000 in MBT Stock Only Stock Appreciation Rights (SOSARs) valued using the Black-Scholes stock option pricing model.

Non-employee directors may elect each year to have their meeting fees paid in any of the foregoing except MBT options.  Amounts deferred are paid:

•	in a lump sum at termination of such service as a director,
•	over a 2-5 year period following termination of service, or
•	a specified date indicated in the director’s initial election.

Options granted and MBT stock issued to directors in connection with the Director Plan are made pursuant to, and are subject to all of the terms of, the MBT Long-Term Incentive Compensation Plan.  The Director Plan has been amended to comply with the requirements imposed upon nonqualified deferred compensation arrangements by Section 409A of the Internal Revenue Code of 1986, as amended.

Director Death Benefits.

The Corporation maintains the MBT Director Death Benefit Only Plan, which became effective March 1, 2006 (the “Director DBO Plan”) for the benefit of its directors.  Mr. Harwood and Mr. Skibski joined the board after 2006 and are not participants in the Director DBO Plan. The Director DBO Plan provides death benefits, to be payable directly by us to the director’s beneficiaries, under the following schedule:

Years of Service	Amount
Less than Three years	$500,000
Three to Six years	$600,000
Six to Ten years	$750,000
Ten plus years	$1,000,000

The Director DBO Plan does not require the annual imputation of taxable income to the director, but beneficiaries are taxed on the receipt of the death benefits paid to them by us. Accordingly, the Director DBO Plan provides for a gross-up of the amount payable to the beneficiary in an amount sufficient to cover all taxes paid by the beneficiaries.  We have purchased life insurance policies on the lives of all participants in the Director DBO Plan in amounts sufficient to cover our payment obligations to beneficiaries under the Director DBO Plan, including the death benefit and the tax gross-up obligation. Included in the Director Compensation table in column “g” All Other Compensation, is the mortality charge incurred during 2009 for the benefit of the directors associated with the split-dollar agreements and the Director DBO Plan.

If any of the participating directors had died on December 31, 2009, their beneficiary would have received the following payments, consisting of the death benefit and tax gross-up payment, assuming a tax rate of 39%: Carlton, Chaffin, Shah, and Wilson $983,607; Daly, Huner and Miller; $1,229,508, and McIntyre, Lipford, and Swy; $1,639,344.

At the time of its original adoption in March of 2006 the Director DBO Plan provided the death benefits to the participating directors both during and after their service as a director.  During December 2006, all then currently serving directors who were participants in the Director DBO Plan, except for Mr. Lipford, agreed, in exchange for a $100 payment, to waive any death benefits after termination of service as a director (other than by reason of death), except if a “change of control,” as referred to below, occurs during the director’s service. In the event of such a change of control, the director’s death benefit would continue through his or her death, including the tax gross-up provisions and credit for years of service as a director.  We have defined a Change in Control as an event that is a: (i) Change in Ownership, ii) Change in Effective Control, or iii) Change in Ownership of a Substantial Portion of Assets.

Change in Ownership. A change in ownership of the corporation occurs when one person or a group acquires stock that combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the corporation.

Change in Effective Control. A change in effective control occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing 35% of the voting power of the corporation, or (y) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board.

Change in Ownership of a Substantial Portion of Assets.  A change in ownership of a substantial portion of the assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the corporation's assets.

Because of his age, length of service, and insurable status, Mr. Lipford did not elect to execute the waiver during December of 2006, and therefore his beneficiaries will be entitled to receive the specified payments upon his death during or after his service as a director. As of December 31, 2009 the Corporation had accrued a current liability of $866,694 to reflect this obligation.  Assuming Mr. Lipford lives to his actuarial mortality age of 82, the Corporation will record additional expense to provide him with this benefit of $772,650, resulting in a fully accrued liability of $1,639,344 on the date of his death.

 Director Independence and Related Party Transactions

Director Independence

The Governance Committee of the Board of Directors of the Corporation undertakes a review of director independence annually and reports on its findings to the full board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors are independent, other than Mr. Chaffin, the current President and Chief Executive Officer, Mr. Skibski, the current Chief Financial Officer, and Mr. Daly.

In making its determination regarding the independence of all directors and nominees for director, the Governance Committee reviewed and the board considered a number of specific transactions as follows:

Director Carlton.  Monroe Bank & Trust paid NC, Inc. owned by Nicholas Carlton, Peter H. Carlton’s brother, $117,325 in 2009 for janitorial services at its branch offices.  We anticipate paying NC, Inc. a comparable amount for these same services in 2010.  Monroe Bank & Trust has used NC, Inc. for janitorial services for several years, beginning prior to Peter H. Carlton’s service as our director.  We believe the terms, including price, on which NC, Inc.’s services are provided are competitive and reflect an arms-length transaction.  Peter H. Carlton has no interest in NC, Inc. and receives no benefits from the Corporation’s use of its services.

Director Daly.  Monroe Bank & Trust, pursuant to the terms of a lease entered into on October 15, 2002, paid D-M Company $51,992 in 2009, as lease payments for the branch located at 2517 Fort Street, Wyandotte, Michigan. On September 1, 2009, the Bank purchased this building from D-M Investments for consideration of $892,000. Mr. Daly is Manager and part owner of D-M Investments, LLC, doing business as D-M Company, a real estate investment firm. The lease agreement was entered into prior to Mr. Daly becoming a director, and management believes the lease between the Corporation and D-M Company was made on an arms-length basis. The sale of the building was made at a price determined by an independent third party appraisal, and although management believes that the sale was made on an arms-length basis, the Nasdaq marketplace rules automatically bar Mr. Daly from being independent based on the amount paid. In addition, Monroe Bank & Trust purchased employee benefits insurance coverage in 2009 for which Daly Merritt, Inc. received $112,252 in commissions.  Monroe Bank & Trust anticipates renewing these insurance policies in 2010, for which Daly Merritt, Inc. would receive additional commissions anticipated to be approximately $110,436.  During 2009, Mr. Daly was President, General Counsel and part owner of Daly Merritt, Inc.

Director Lipford.  The law firm of Miller, Canfield, Paddock and Stone, PLC, of which Mr. Lipford was Of Counsel until his retirement on January 1, 2010, provides us with legal services and has done so for many years. Miller, Canfield, Paddock and Stone has advised us that the revenues paid to Miller, Canfield, Paddock and Stone during 2009 were less than 0.05% of their total revenues for the same period. We believe that the transactions with the firm are on terms no less favorable than those that could be obtained from unrelated third parties.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Corporation or its subsidiaries during 2008. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except for the specific transactions described above no director, executive officer or beneficial owner of more than five percent of the Corporation’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such a loan transaction as described) with the Corporation during 2008, or proposes to engage in any transaction with the Corporation, in which the amount involved exceeds $120,000.

Review, Approval or Ratification of Transactions with Related Persons

The Corporation’s Governance Committee Charter requires that all related party transactions be pre-approved by the Corporation’s Governance Committee.  Excepted from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiaries and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations.  In making a determination to approve a related party transaction the Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires MBT Financial Corp.’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and MBT Financial Corp. reports of their ownership of MBT Financial Corp. securities.  Based upon written representations and copies of reports furnished to MBT Financial Corp. by Insiders, all Section 16 reporting requirements applicable to Insiders during 2009 were satisfied on a timely basis with the exception of a late filing for one transaction each by Messrs. Chaffin, Huner, Lieto, Lipford, McIntyre, McKelvey, Miller, Morr, Myers, Skibski, and Swy and Mmes. Shah and Wilson.

Selection of Auditors

The Audit Committee has retained Plante & Moran, PLLC as the Corporation’s independent registered public accounting firm for 2010. Representatives of Plante & Moran, PLLC will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Other Business

Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein.  Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

Delivery of Documents to Shareholders Sharing an Address

If you share an address with another MBT shareholder, you may request our transfer agent, American Stock Transfer and Trust Company, to deliver one set of voting materials to your address.  You will then receive only one set of voting materials at that address, unless otherwise requested by one or more of the shareholders at that address.  A separate proxy card is included in the voting materials for each of these shareholders.  If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling American Stock Transfer and Trust Company at (800) 937-9449 or by writing to American Stock Transfer and Trust Company at American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038.

You may also contact American Stock Transfer and Trust Company by calling or writing if you would like to receive separate voting materials for future annual meetings.

You may request that we send you and the other shareholders who share an address with you only one set of voting materials by calling American Stock Transfer and Trust Company at (800) 937-9449 or by writing to American Stock Transfer and Trust Company at American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038.

We urge you to submit your proxy as promptly as possible whether or not you plan to attend the meeting in person. You may do so mail, phone, or internet by following the instructions provided under the section of this Proxy Statement captioned “General Information about the Meeting and Voting Securities and Procedures – How do I vote my shares without attending the meeting?” on page 3.

APPENDIX A
PROPOSALS TO AMEND THE ARTICLES OF INCORPORATION

ARTICLE III
[If Proposals Two and Three are approved]

The total number of shares of all classes of the capital stock which the Corporation has authority to issue is 310,000,000 shares consisting of (1) 300,000,000 shares of Common Stock, no par value (the “Common Stock”) and (2) 10,000,000 shares of Preferred Stock, no par value (the “Preferred Stock”).

(a)
Common Stock .  The authorized shares of the Common Stock are all of one class with equal voting power, and each share shall be equal to every other share.  At all meetings of shareholders of the Corporation, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record.

(b)
Preferred Stock .  The shares of Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the Preferred Stock to be issued at any time, and from time to time, in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors.  Each series of Preferred Stock issued hereunder shall be so designated as to distinguish the shares thereof from the shares of any other series and class.  All Preferred Stock of any one series shall be alike in every particular.

 ARTICLE III
[If Only Proposal Two is approved]

The total authorized capital stock of the corporation is 300,000,000 common shares, all without par value.

ARTICLE III
[If Only Proposal Three is approved]

The total number of shares of all classes of the capital stock which the Corporation has authority to issue is 40,000,000 shares consisting of (1) 30,000,000 shares of Common Stock, no par value (the “Common Stock”) and (2) 10,000,000 shares of Preferred Stock, no par value (the “Preferred Stock”).

(a)
Common Stock .  The authorized shares of the Common Stock are all of one class with equal voting power, and each share shall be equal to every other share.  At all meetings of shareholders of the Corporation, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record.

(b)
Preferred Stock .  The shares of Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the Preferred Stock to be issued at any time, and from time to time, in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors.  Each series of Preferred Stock issued hereunder shall be so designated as to distinguish the shares thereof from the shares of any other series and class.  All Preferred Stock of any one series shall be alike in every particular.

MBT FINANCIAL CORP.
102 EAST FRONT STREET
MONROE, MI 48161

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Peter H. Carlton
02 H. Douglas Chaffin
03 Joseph S. Daly
04 Edwin L. Harwood
05 Thomas M. Huner
06 Michael J. Miller
07 Debra J. Shah
08 John L. Skibski
09 Philip P. Swy
10 Karen M. Wilson

02 0000000000

The Board of Directors recommends you vote FOR the following proposal(s):

NOTE: To take any action which may be necessary or proper in connection with the foregoing matters, or any other matter legally coming before the meeting, or any adjournments thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000054155_1 R2.09.05.010

Annual Meeting of Shareholders of

MBT FINANCIAL CORP.

May 6, 2010

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

PROXY FOR
MBT FINANCIAL CORP.
SHAREHOLDERS' ANNUAL MEETING

KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned holder of common shares of MBT Financial Corp. do hereby constitute and appoint with the full power of substitution, H. Douglas Chaffin, James E. Morr, and John L. Skibski my true and lawful attorneys and proxies, and each of them my true and lawful attorney and proxy, to attend the annual meeting of shareholders of MBT Financial Corp. to be held at the Monroe Bank & Trust headquarters, 10 Washington Street, Monroe, Michigan 48161, on Thursday, May 6, 2010 at 10:00 o'clock a.m., or at any adjournment thereof, and at such meeting or any adjournment thereof, to vote the shares of stock of MBT Financial Corp. standing in my name with respect to the matters listed on the reverse side.

I hereby give to said attorneys and proxies, and to each of them, or to any substitute or substitutes, full power and authority to do any and all acts and things which I might or could do if personally present, and hereby ratify and confirm all that said attorneys and proxies, and each of them, or their substitute or substitutes, might lawfully do or cause to be done by virtue thereof.

In their discretion, the proxies are authorized to vote in their judgment upon such other business as properly may come before the meeting or any adjournement thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR, FOR PROPOSAL TWO, FOR PROPOSAL THREE, AND FOR PROPOSAL FOUR.

0000054155_2 R2.09.05.010

Continued and to be signed on reverse side